As filed with the U.S. Securities and Exchange Commission on September 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under The Securities Act of 1933

SURGE HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7310	98-0550352
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3124 Brother Blvd, Suite 104

Bartlett, TN 38133

(800) 760-9689

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kevin Brian Cox, Chief Executive Officer

Brian M. Speck, Chief Financial Officer

Surge Holdings, Inc.

3124 Brother Blvd, Suite 104

Bartlett, TN 38133

(800) 760-9689

(Name, address, including zip code, and telephone number

including area code, of agent for service)

With Copies to:

Joseph M. Lucosky

Steven A. Lipstein

Lucosky Brookman LLP

101 Wood Avenue South,

5th Floor

Woodbridge, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-Accelerated Filer	[X]	Smaller Reporting Company	[X]
		Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(3)		Amount of Registration Fee
Common Stock, par value $0.001 per share	$11,500,000	(2)	$1,393.80
Total	$11,500,000		$1,393.80

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes shares of the Common Stock which may be issued upon exercise of a 45-day option granted to the underwriters, to cover over-allotments, if any, equal to 15% of the number of shares of Common Stock sold in the offering.

(3)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 12, 2019

Shares of Common Stock

This is a firm commitment public offering of ____ shares of common stock, $0.001 par value per share (the “Common Stock”) of Surge Holdings, Inc.

Our Common Stock is presently quoted on the OTCQB Marketplace under the symbol “SURG”. The last reported sales price for our Common Stock as reported on the OTCQB on September 11, 2019 was $0.35.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to , the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to an aggregate of additional shares of Common Stock, solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about,               2019.

The date of this prospectus is _______, 2019

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Through and including          , 2019 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2018 and 2017 are sometimes referred to herein as fiscal years 2018 and 2017, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” refer to Surge Holdings, Inc., a Nevada corporation, and its subsidiaries.

Business Overview

Surge Holdings, Inc. (“Surge Holdings” or the “Company”), incorporated in Nevada on August 18, 2006, is a company focused on Telecom, Media, and FinTech applications serving customers worldwide online and across social media, gaming and mobile platforms.

The Company’s current focus is the provision of financial and telecommunications services to the financially underserved (i.e. persons who have little or no access to credit) within the population. The Company provides a suite of services which are primarily marketed through small retail establishments which are utilized by members of its target market.

Commencing in 2018, the Company’s focus has significantly expanded to include the pursuit of the following business models:

Surge Telecom

SurgePhone Wireless offers discounted talk, text, and 4G LTE data wireless plans at prices that average 30% – 50% lower than competitors. Available nationwide, SurgePhone Wireless utilizes ad impression revenue to help offset and, in many cases, eliminate the monthly wireless plans for low income customers (free service for the customer is paid for by ad revenue). Additionally, SurgePhone also offers strategic discounts such as the Surge Heroes campaign that rewards teachers, first responders, active military and veterans with a free Android smartphone.

True Wireless is licensed to provide subsidized wireless service to qualifying low income customers in 5 states. Utilizing all 4 major USA wireless backbones, True Wireless provides discounted and free wireless service to over 25,000 veterans and other customers who qualify for certain federal programs such as SNAP (EBT) and Medicaid.

The SurgePhone Android Volt 5XL provides a large screen smartphone option to those unable to afford a more expensive phone.

Surge Fintech

SurgePays Visa is targeted for launch later in the third quarter of 2019. We believe this card could be life enhancing by serving as a virtual checking account for the unbanked, underbanked, credit challenged or those unable to access traditional financial services. The SurgePays card will offer safety, security and convenience of using the card anywhere that accepts Visa and customers will be able to load their card via direct deposit or loading cash directly at 110,000 locations nationwide. Customers will be able to access and manage their accounts from the connected app. In addition, customers will also be able to take a picture of their paycheck and load the cash to their cards (eliminating costly check cashing fees).

Surge Software

SurgePays Portal is a multi-purpose software interface for convenience stores, bodegas and other corner merchants providing goods and services to the underbanked community. The merchant or clerk is able to use the portal interface – similar to a website – with image driven navigation to add wireless minutes to any prepaid wireless carrier’s phone and access to other services such as bill payment and loading debit cards. We believe what makes SurgePays unique is that it also offers the merchant the ability to order wholesale goods through the portal with one touch ease. SurgePays is essentially a wholesale e-commerce storefront that allows manufactures and distribution companies to have access to merchants while cutting out the middleman. The goal of the SurgePays Portal is to provide as many commonly sold consumable products as possible to convenience stores, corner markets, bodegas, and supermarkets. These products include energy drinks, dry foods, frozen foods, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient e-commerce storefront.

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The Company is no longer engaged in any line of business involving cryptocurrencies or digital assets. The Company previously announced an intention to issue Surge Utility Tokens in the future. The Company still plans on utilizing tokens as a reward program; however, these tokens will have no monetary value and will not involve cryptocurrency or blockchain technology. These tokens will not be able to be bought, sold, invested, or traded. Rather, these tokens will only be awarded by the Company to existing users of the Company’s products and will then only be able to be redeemed for rewards using a Surge Rewards website set up by the Company. The Company has not issued any Surge Utility Tokens to date and this name will not be utilized for any rewards tokens used as part of a future Surge Rewards program.

Surge Digital Media

Surge Logics is a full-service digital advertising agency, specializing in lead generation, Pay Per Call, landing page optimization and managed ad spending. Our primary media buying platforms are Google AdWords, Facebook, Instagram and Bing. We have a call center that can handle Live Call Transfers, Customer Service Support, Lead Verification and Attorney Case Support.

Lead generation describes the marketing process of stimulating and capturing interest in a product or service for the purpose of developing sales pipeline.

Pay-per-call (PPCall, also called cost-per-call) is an advertising model in which the rate paid by the advertiser is determined by the number of telephone calls made by viewers of an ad. Pay Per Call providers charge per call, per impression or per conversion.

Media buying is the process of buying media placements for advertising (on TV, in publications, on the radio, digital signage, apps or on websites).

A call center - centralized office used for receiving or transmitting a large volume of requests by telephone.

Centercom

On January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom Global, S.A. de C.V (“Centercom”). Centercom is a dynamic operations center currently providing Surge sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational support services. Anthony N. Nuzzo, a director and officer and a 10% shareholder of the Company’s voting equity has a controlling interest in CenterCom Global. Centercom also provides call center support for various third-party clients. Centercom is involved with:

●	On-boarding the SurgePays Portal into over 40,000 retail locations and subsequent ongoing white glove support;
●	Aggressively marketing the Company’s new “Free Wireless Service” program to substantially grow customer base while enhancing customer service;
●	Supporting the Company’s IT infrastructure including database management; and
●	Upselling-related FinTech products to our existing customer base to increase revenue.

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Where You Can Find More Information

Our website address is www.surgeholdings.com. We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Going Concern Considerations

The Company had a loss from operations of approximately $4.1 million for the six months ended June 30, 2019. As of June 30, 2019, we had cash and working capital deficit of approximately $1.4 million and $1.5 million, respectively.

Management made a decision to expedite product rollouts in order to ramp up revenue in 2019 and beyond. As part of this strategy, the Company rolled out the SurgePays software platform to the AATAC network of 40,000 retail locations. This includes placement orders of 250,000 Androids and 500,000 Sim Starter kits over the course of the multi-phase rollout. The Company is in the first phase of the rollout, during which it expects to initially fulfil $2,800,000 in purchase orders of Androids and Sim Starter kits during Quarter 3.

In addition, management made the decision to expedite programming, software development and integration to enable to launch of the SurgePays Prepaid Visa card in Quarter 3.

To support the significant growth inflection, we have reorganized our human resources department, including building the administrative, legal and finance office in Bartlett, and the operations center in El Salvador (which will be able to host 300 employees). We believe the Company now has the ability to support this exponential growth, which was a major goal for fiscal year 2019. Lastly, we have significantly restructured our balance sheet to be an effective platform for growth as we continue to work towards listing on the Nasdaq Capital Market.

These factors, among others, were addressed by management in determining whether the Company could continue as a going concern. The Company projects that it should be cash flow positive by the end of fiscal year 2019 from ongoing operations by the combination of increased cash flow from its current subsidiaries, as well as restructuring our current debt burden. The Company has executed an agreement with a FINRA licensed broker, as well as several institutional investors, to bring in equity investments to pay down existing debt obligations, cover short term shortfalls, meet the shareholders equity requirements for Nasdaq, and complete proposed acquisitions. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. While management believes it is more likely than not the Company has the ability to continue as a going concern, this is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses.

Additionally, if necessary, management believes that both related parties (management and members of the Board of Directors of the Company) and potential external sources of debt and/or equity financing will be obtained based on management’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions. Therefore, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Corporate Information

Surge Holdings, Inc., incorporated in Nevada on August 18, 2006, is a company focused on Telecom, Media, and FinTech applications serving customers worldwide online and across social media, gaming and mobile platforms.

The Company was previously known as North American Energy Resources, Inc. (“NAER”) and KSIX Media Holdings, Inc. (“KSIX Media”). Prior to April 27, 2015, the Company operated solely as an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas through its wholly owned subsidiary, NAER. On April 27, 2015, NAER entered into a Share Exchange Agreement with Ksix Media whereby KSIX Media became a wholly-owned subsidiary of NAER and which resulted in the shareholders of KSIX Media owning approximately 90% of the voting stock of the surviving entity. While the Company continued the oil and gas operations of NAER following this transaction, on August 4, 2015, the Company changed its name to Ksix Media Holdings, Inc. On December 21, 2017, the Company changed its name to Surge Holdings, Inc. to better reflect the diversity of its business operations.

Surge Holdings operates through its wholly-owned subsidiaries: (i) Ksix Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014; (ii) Ksix, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011; (iii) Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009; (iv) DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014; (v) Surge Cryptocurrency Mining, Inc., formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); (vi) Surge Logics Inc (“Logics”), an Nevada corporation that was formed on October 2, 2018; (vii) True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”); (viii) Surge Payments, LLC, a Nevada limited liability company; (ix) Surgephone Wireless, LLC, a Nevada limited liability company; and (x) SurgePays Fintech, Inc., a Nevada limited liability company.

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The Company’s current focus is the provision of financial and telecommunications services to the financially underserved (i.e. persons who have little or no access to credit) within the population. The Company provides a suite of services which are primarily marketed through small retail establishments which are utilized by members of its target market.

Historically, the Company’s principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution.

Our executive offices are located at 3124 Brother Blvd, Suite 104, Bartlett, TN 38133, and our telephone number is (800) 760-9689. Our website is www.surgeholdings.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

THE OFFERING

Securities offered by us:	of shares of Common Stock.

Offering Price	$ per share of Common Stock

Common Stock outstanding before the offering as of September 11, 2019:	97,534,983 shares

Option to purchase additional shares of Common Stock:	We have granted the underwriters a 45-day option to purchase up to additional shares of Common Stock at the public offering price as set forth on the cover of this prospectus, solely to cover over-allotments, if any.

Use of proceeds:	We intend to use the net proceeds of this offering for the following purposes: working capital, retiring trade payables, marketing, development of product pipeline, technology development for our wireless services, legal fees, other corporate expenses, acquisitions of complementary products, product candidates, technologies or businesses, and repayment of loans (used for general corporate expenses).

See “Use of Proceeds” section on page 13.

Risk factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6 before deciding to invest in our securities.

Trading Symbol:	Our Common Stock is presently quoted on the OTCQB Marketplace under the symbol “SURG”.

Lock-up:	We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days after the date of this prospectus. See “Underwriting” section on page 56.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2018 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the six months ended June 30, 2019 and 2018 and the consolidated balance sheets data as of June 30, 2019 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the six months ended June 30, 2019 are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2019 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

SUMMARY STATEMENTS OF OPERATIONS DATA

	For The Six Months Ended June 30,		For The Fiscal Years Ended December 31*,
	(unaudited) 2019	(unaudited) 2018	2018	2017
Revenue	$7,393,194	$7,485,563	$15,244,155	$13,459,980
Cost of Revenue	4,791,322	3,920,270	8,570,240	8,096,076
Gross Profit	2,601,872	3,565,293	6,673,915	5,363,904
Cost and Expenses
Depreciation and Amortization	21,124	62,813	149,642	6,939
Selling, General and Administrative	6,224,564	3,286,151	8,059,742	5,152,680
Total Costs and Expenses	6,245,688	3,348,964	8,209,384	5,159,619
Operating Profit (Loss)	(3,643,816)	216,329	(1,535,469)	204,285
Other Income (Expense):
Interest expense	72,390	87,409	(140,457)	(24,021)
Change in fair value of derivative liability	-	(2,619)	(4,105)	-
Change in fair value of LTC cryptocurrency	-	50,906	(95,387)	-
Gain on investment in Centercom	(64,775)	-
Gain (loss) on settlement of liabilities	466,187	-	43,117	2,587,600
Gain on sale of assets	-	-	273,453	-
Total other income (expense)	473,802	135,696	76,621	2,563,579
Net Income (Loss) Before Provision for Income Taxes	(4,117,618)	80,633	(1,458,848)	2,767,864
Provision for Income Taxes	-	54,750	82,230	-
Net Income (Loss)	(4,117,618	25,883	(1,541,078)	2,767,864
Net Loss Per Common Share, Basic and Diluted	(0.04)	(0.00)	(0.02)	0.04
Weighted Average Number of Common Shares Outstanding, Basic and Diluted	92,066,948	76,206,307	81,566,892	76,183,385

*	derived from audited consolidated financial statements.

The following table presents consolidated balance sheets data as of June 30, 2019 on:

●	an actual basis;

●	a pro forma basis, giving effect to the sale by us of shares of Common Stock, at an assumed public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma(1)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,438,457	$
Working capital (deficit)	(1,487,070)
Total assets	5,248,301
Total liabilities	7,073,019
Total stockholders’ equity (deficit)	(1,824,718)

(1)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our cash and cash equivalents, working capital (deficit), total assets and total stockholders’ equity (deficit) by approximately $________, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

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RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

RISKS RELATED TO OUR COMPANY

Changes in the regulatory framework under which we operate could adversely affect our business prospects or results of operations.

Our operations are subject to regulation by the FCC and other federal, state and local agencies. These regulatory regimes frequently restrict or impose conditions on our ability to operate in designated areas and provide specified products or services. We are frequently required to maintain licenses for our operations and conduct our operations in accordance with prescribed standards. We are often involved in regulatory and other governmental proceedings or inquiries related to the application of these requirements. It is impossible to predict with any certainty the outcome of pending federal and state regulatory proceedings relating to our operations, or the reviews by federal or state courts of regulatory rulings. Without relief, existing laws and regulations may inhibit our ability to expand our business and introduce new products and services. Similarly, we cannot guarantee that we will be successful in obtaining the licenses needed to carry out our business plan or in maintaining our existing licenses. For example, the FCC grants wireless licenses for terms generally lasting 10 years, subject to renewal. The loss of, or a material limitation on, certain of our licenses could have a material adverse effect on our business, results of operations and financial condition.

New laws or regulations or changes to the existing regulatory framework at the federal, state and local level, such as those described below, could restrict the ways in which we manage our wireline and wireless networks and operate our business, impose additional costs, impair revenue opportunities and potentially impede our ability to provide services in a manner that would be attractive to us and our customers.

●	Privacy and data protection - we are subject to federal, state and international laws related to privacy and data protection. A new privacy law scheduled to take effect in California in 2020, also could have a significant impact on certain of our businesses.

●	Regulation of broadband Internet access services - In its 2015 Title II Order, the FCC nullified its longstanding “light touch” approach to regulating broadband Internet access services and “reclassified” these services as telecommunications services subject to utilities-style common carriage regulation. The FCC repealed the 2015 Title II Order in December 2017 and returned to its traditional light-touch approach for these services. The 2017 order has been appealed to the D.C. Circuit; the outcome and timing of this appeal or any other challenge remains uncertain. Several states have also adopted or are considering adopting laws or executive orders that would impose net neutrality and other requirements on some of our services (in some cases different from the FCC’s 2015 rules). The enforceability and effect of these state rules is uncertain.

●	“Open Access” - we hold certain wireless licenses that require us to comply with so-called “open access” FCC regulations, which generally require licensees of particular spectrum to allow customers to use devices and applications of their choice. Moreover, certain services could be subject to conflicting regulation by the FCC and/or various state and local authorities, which could significantly increase the cost of implementing and introducing new services.

The further regulation of broadband, wireless and our other activities and any related court decisions could restrict our ability to compete in the marketplace and limit the return we can expect to achieve on past and future investments in our networks

Changes to the federal Lifeline Assistance Program could negatively impact the growth of our True Wireless business and its profitability.

True Wireless offers service to low-income subscribers eligible for the federal Lifeline Assistance program. True Wireless provides a monthly discount to eligible subscribers in the form of free blocks of minutes and text messages. This discount is subsidized by the Low-Income Program of the federal USF and administered by the Universal Service Administrative Company. In 2012, the FCC adopted reforms to the Low Income program to increase program effectiveness and efficiencies. More stringent eligibility and certification requirements have made it more difficult for Lifeline service providers to sign up and retain Lifeline subscribers. Some regulators and legislators have questioned the structure of the current program, and the FCC is continuing to review and implement measures to improve the program, including enforcement action involving alleged rule violations, and roll-out of the National Lifeline Accountability Database. Changes in the Lifeline program as a result of the ongoing FCC proceeding or new legislation, or potential enforcement action, could negatively impact growth of True Wireless and/or the profitability of True Wireless.

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If we are not able to adapt to changes and disruptions in technology and address changing consumer demand on a timely basis, we may experience a decline in the demand for our services, be unable to implement our business strategy and experience reduced profits.

Our industries are rapidly changing as new technologies are developed that offer consumers an array of choices for their communications needs and allow new entrants into the markets we serve. In order to grow and remain competitive, we will need to adapt to future changes in technology, enhance our existing offerings and introduce new offerings to address our customers’ changing demands. If we are unable to meet future challenges from competing technologies on a timely basis or at an acceptable cost, we could lose customers to our competitors. We may not be able to accurately predict technological trends or the success of new services in the market. In addition, there could be legal or regulatory restraints on our introduction of new services. If our services fail to gain acceptance in the marketplace, or if costs associated with the implementation and introduction of these services materially increase, our ability to retain and attract customers could be adversely affected. Additionally, we must phase out outdated and unprofitable technologies and services. If we are unable to do so on a cost-effective basis, we could experience reduced profits. In addition, there could be legal or regulatory restraints on our ability to phase out current services

Failure to develop new products, such as cross-media solutions, that are compelling for the marketplace in the expected time frame may adversely affect the combined company’s future results.

As the media and advertising industry looks to evaluate investments such as advertising campaigns across various forms of media, such as television, radio, online, and mobile, the ability to measure the combined size and composition of audiences across platforms is increasingly important and demanded. A primary strategic reason for this business combination is to allow our companies to more quickly and effectively develop cross-media capabilities using the combined talents and assets of the two companies to meet a growing market demand. The management of the combined company may face significant challenges in developing new products while integrating existing products and technologies. If the companies are not successful in developing credible products in the expected timeframe, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

We may expand through investments in, acquisitions of, or the development of new products with assistance from, other companies, any of which may not be successful and may divert our management’s attention.

In the past, we completed several strategic acquisitions. We also may evaluate and enter into discussions regarding an array of potential strategic transactions, including acquiring complementary products, technologies or businesses. An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties integrating the businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to be employed by us, and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized timely, if at all, or that we would not be exposed to unknown liabilities. In connection with any such transaction, we may:

●	encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

●	incur large charges or substantial liabilities, including without limitation, liabilities associated with products or technologies accused or found to infringe on third-party intellectual property rights or violate existing or future privacy regulations;

●	issue shares of our capital stock as part of the consideration, which may be dilutive to existing stockholders;

●	become subject to adverse tax consequences, legal disputes, substantial depreciation or deferred compensation charges;

●	use cash that we may otherwise need for ongoing or future operation of our business;

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●	enter new geographic markets that subject us to different laws and regulations that may have an adverse impact on our business;

●	experience difficulties effectively utilizing acquired assets;

●	encounter difficulties integrating the information and financial reporting systems of acquired businesses, particularly those that operated under accounting principles other than those generally accepted in the U.S. prior to the acquisition by us; and

●	incur debt, which may be on terms unfavorable to us or that we are unable to repay.

Our business could be adversely affected if we fail to implement and maintain effective disclosure controls and procedures and internal control over financial reporting.

We concluded that as of December 31, 2018, our disclosure controls and procedures and our internal control over financial reporting were not effective. We have determined that we have limited resources for adequate personnel to prepare and file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) within the required time periods and that material weaknesses in our internal control over financial reporting exist relating to not being able to provide for adequate review of our financial statements. If we are unable to implement and maintain effective disclosure controls and procedures and remediate the material weaknesses in a timely manner, or if we identify other material weaknesses in the future, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our business and financial condition. We identified a lack of sufficient segregation of duties. In addition, investors may lose confidence in our reported information and the market price of our Common Stock may decline.

If we are unable to obtain additional financing, business operations will be harmed and if we do obtain additional financing then existing shareholders may suffer substantial dilution.

We need substantial capital to implement our sales distribution strategy for our current products and to develop and commercialize future products. Our capital requirements will depend on many factors, including but not limited to:

●	the problems, delays, expenses, and complications frequently encountered by early-stage companies;

●	market acceptance of our products;

●	the success of our sales and marketing programs; and

We expect, if we sell at least $10,000,000 of our shares of Common Stock, that the net proceeds of such sales along with our current cash position, to be able to fund our operating expenses and capital expenditure for at least the next two years. Thereafter, unless we achieve profitability, we anticipate that we will need to raise additional capital to fund our operations and to otherwise implement our overall business strategy. We currently do not have any contracts or commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Any additional equity financing may involve substantial dilution to then existing shareholders.

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If adequate funds are not available or if we fail to obtain acceptable additional financing, we may be required to:

●	severely limit or cease our operations or otherwise reduce planned expenditures and forego other business opportunities, which could harm our business;

●	obtain financing with terms that may have the effect of substantially diluting or adversely affecting the holdings or the rights of the holders of our capital stock; or

●	obtain funds through arrangements with future collaboration partners or others that may require us to relinquish rights to some or all of our technologies or products.

Our success is substantially dependent on the continued service of our senior management.

Our success is substantially dependent on the continued service of our Chief Executive Officer (“CEO), Kevin Brian Cox, our Chief Financial Officer (“CFO”), Brian M. Speck, and Chief Operating Officer (“COO”), Anthony P. Nuzzo. The Company does not carry key person life insurance on any of its management, which would leave the Company uncompensated for the loss of any of its management. The loss of the services of any of our senior management could make it more difficult to successfully operate our business and achieve our business goals. In addition, our failure to retain qualified personnel in the diverse areas required for continuing its operations could harm our product development capabilities and customer and employee relationships, delay the growth of sales of our products and could result in the loss of key information, expertise or know-how.

We may not be able to hire or retain other key personnel required for our business, which could disrupt the development and sales of our products and limit our ability to grow.

Competition in our industry for senior management and other key personnel is intense. If we are unable to retain our existing personnel, or attract and train additional qualified personnel, either because of competition in our industry for such personnel or because of insufficient financial resources, our growth may be limited.

Our CEO and Chairman, Kevin Brian Cox, has significant control over shareholder matters and the minority shareholders will have little or no control over our affairs.

Mr. Cox currently owns approximately 69% of our outstanding voting equity and, on a fully diluted basis, based on the conversion feature of the Series A and Series C Convertible Preferred Stock, 72% of our shares outstanding. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Cox is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Cox may have interests that are different from yours. For example, Mr. Cox may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Cox could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

We may not have sufficient resources to effectively introduce and market our services and products, which could materially harm our operating results.

Continuation of market acceptance for our existing services and products require substantial marketing efforts and will require our sales account executives and contract partners to make significant expenditures of time and money. In some instances, we will be significantly or totally reliant on the marketing efforts and expenditures of our contract partners, outside sales agents and distributors.

Because we currently have very limited marketing resources and sales capabilities, commercialization of our products, some of which require regulatory clearance prior to market entrance, we must either expand our own marketing and sales capabilities or consider collaborating with additional third parties to perform these functions. We may, in some instances, rely significantly on sales, marketing and distribution arrangements with collaborative partners and other third parties. In these instances, our future revenue will be materially dependent upon the success of the efforts of these third parties.

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Should we determine that expanding our own marketing and sales capabilities is required, we may not be able to attract and retain qualified personnel to serve in our sales and marketing organization, to develop an effective distribution network or to otherwise effectively support our commercialization activities. The cost of establishing and maintaining a more comprehensive sales and marketing organization may exceed its cost effectiveness. If we fail to further develop our sales and marketing capabilities, if sales efforts are not effective or if costs of increasing sales and marketing capabilities exceed their cost effectiveness, our business, results of operations and financial condition would be materially adversely affected.

We operate in a highly competitive industry.

We may encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger wireless services space. Intense competition may adversely affect our business, financial condition or results of operations. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded.

RISKS RELATED TO OUR SECURITIES

Sales of a significant number of shares of our Common Stock in the public market or the perception of such possible sales, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets, which include an offering of our preferred stock or Common Stock could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-related securities. We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock.

Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our Common Stock has been and may in the future continue to be extremely volatile. Many factors could have a significant impact on the future price of our shares of Common Stock, including:

●	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

●	our failure to successfully implement our business objectives;

●	compliance with ongoing regulatory requirements;

●	market acceptance of our products;

●	changes in government regulations;

●	general economic conditions and other external factors;

●	actual or anticipated fluctuations in our quarterly financial and operating results; and

●	the degree of trading liquidity in our shares of Common Stock.

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A decline in the price of our shares of Common Stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

The relatively low price of our shares of Common Stock, and a decline in the price of our shares of Common Stock, could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will continue to be financed through the sale of equity securities, a decline in the price of our shares of Common Stock could be especially detrimental to our liquidity and our operations. Such reductions and declines may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to continue our current operations. If the price for our shares of Common Stock declines, it may be more difficult to raise additional capital. If we are unable to raise sufficient capital, and we are unable to generate funds from operations sufficient to meet our obligations, we will not have the resources to continue our operations.

The market price for our shares of Common Stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our shares of Common Stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock and have an adverse effect on the market for our shares.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock has previously been subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

We currently do not intend to pay dividends on our Common Stock. As result, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We currently do not expect to declare or pay dividends on our Common Stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our Common Stock appreciates and you sell your shares at a profit.

We could issue additional Common Stock, which might dilute the book value of our Common Stock.

Our Board has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our Common Stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for our Common Stock. These issuances would dilute the percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote, and might dilute the book value of our Common Stock. You may incur additional dilution if holders of stock warrants or options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our Common Stock.

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Future Issuance of Our Common Stock, Preferred Stock, Options and Warrants Could Dilute the Interests of Existing Stockholders.

We may issue additional shares of our Common Stock, preferred stock, options and warrants in the future. The issuance of a substantial amount of Common Stock, options and warrants could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of Common Stock or preferred stock in the public market, or the exercise of a substantial number of warrants and options either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse effect on the market price of our Common Stock.

RISKS RELATED TO THE OFFERING

Investors in This Offering Will Experience Immediate and Substantial Dilution in Net Tangible Book Value.

The public offering price per share of our Common will be substantially higher than the net tangible book value per share of our outstanding Common Stock. As a result, investors in this offering will incur immediate dilution of $ per share, based on the assumed public offering price of $ per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We May Need Additional Capital, and the Sale of Additional Shares or Equity or Debt Securities Could Result in Additional Dilution to Our Stockholders.

We believe that our existing cash, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for at least the next two years. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a Common Stock holder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

We Have Broad Discretion in the Use of the Net Proceeds from This Offering and May Not Use Them Effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

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Substantial future sales of shares of our Common Stock in the public market could cause our stock price to fall.

Holders of shares of Common Stock that we have issued, including shares of Common Stock issuable upon conversion and/or exercise of outstanding convertible notes, shares of preferred stock options and warrants, may be entitled to dispose of their shares pursuant to an exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of our Common Stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our Common Stock. Our Common Stock is quoted on the OTCQB Marketplace and there is not now, nor has there been, any significant market for shares of our Common Stock, and an active trading market for our shares may never develop or be sustained. Investors are currently able to use Rule 144 promulgated under the Securities Act to sell shares of our Common Stock and, if they do so, the then-prevailing market prices for our Common Stock may be reduced. Any substantial sales of our Common Stock may have an adverse effect on the market price of our securities.

Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. If there are more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Common Stock and sellers remain willing to sell the shares. Following the effectiveness of the registration statement of which this prospectus forms a part, all of the shares of Common Stock sold to Northbridge pursuant to the Investment Agreement will be freely tradable without restriction or further registration under the Securities Act.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of Common Stock in the offering will be approximately $ million, after deducting the underwriting discounts and commissions and estimated offering expenses, or $ million if the underwriters exercise their over-allotment option in full.

We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, retiring trade payables, marketing, development of product pipeline, technology development, legal fees, other corporate expenses, acquisitions of complementary products, product candidates, technologies or businesses, and repayment of notes payable (used for general corporate expenses). However, we currently have no present agreements or commitments for any such acquisitions and no guarantee can be made that we will make such acquisitions in the future.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

●	approximately $2,547,473 for the repayment of loans (used for general corporate expenses) that have the following interest rates and maturity date: a Line of Credit ($930,973), notes payable and current portion of long-term debt ($562,500), and long-term debt less current portion – related party ($1,054,000)

●	approximately $

●	approximately $

●	approximately $

●	the remainder for working capital and other general corporate purposes.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next two years, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock is quoted on the OTCQB under the trading symbol “SURG”. The Company’s shares began trading on July 24, 2007.

As of September 11, 2019, there were approximately 134 holders of record of our Common Stock. The last reported sales price for our Common Stock as reported on the OTCQB on September 11, 2019 was $0.35.

Dividend Policy

To date, we have not paid any dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the Common Stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our Common Stock in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Such forward-looking statements include, without limitation, statements regarding:

●	our need for, and our ability to raise, additional equity or debt financing on acceptable terms, if at all;

●	our need to take additional cost reduction measures, cease operations or sell our operating assets, if we are unable to obtain sufficient additional financing;

●	our belief that we have sufficient liquidity to finance normal operations;

●	the options we may pursue in light of our financial condition;

●	the amount of cash necessary to operate our business;

●	the expected expenses of, and benefits and results from, our research and development efforts;

●	general economic conditions;

●	the anticipated future financial performance and business operations of our company; and

●	our ability to retain our core group of personnel.

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We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of June 30, 2019. Such information is set forth on the following basis:

●	on an actual basis.

●	on a pro forma basis, giving effect to the sale by us of shares of Common Stock, at an assumed public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	Pro Forma
Cash and cash equivalents	$1,438,457	$

Stockholders’ deficit:
Series A preferred stock: $0.001 par value; 100,000,000 shares authorized; 13,000,000 shares issued and outstanding at June 30, 2019	13,000
Series C convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 721,598 shares issued and outstanding at June 30, 2019	722
Common stock: $0.001 par value; 500,000,000 shares authorized; 97,988,818 shares issued and outstanding at June 30, 2019	97,989
Additional paid in capital	4,604,735
Accumulated deficit	(6,541,164)
Total stockholders’ deficit	(1,824,718)

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $______ assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price per share of Common Stock you pay in this offering, and the pro forma net tangible book value per share of Common Stock immediately after this offering.

Net tangible book value (deficit) represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less intangible assets. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of Common Stock outstanding. As of June 30, 2019, our actual net tangible deficit value was $2,738,443 and our net tangible book deficit per share was $(0.03).

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After giving effect to the sale of shares of Common Stock at the assumed public offering price of $      per share, and after deducting the underwriting discount and commission and estimated offering expenses, our pro forma net tangible book value (deficit) as of June 30, 2019 would have been $     , or $       per share. This represents an immediate increase in pro forma net tangible book value (deficit) of $         per share to existing stockholders and immediate dilution of $      per share to new investors purchasing shares in the offering.

The following table illustrates this per share dilution:

	As of June 30, 2019	Pro Forma(1)
Assumed public offering price per share
Net tangible book deficit value per share as of June 30, 2019	$(0.03)	$
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma net tangible book value per share after giving effect to this offering
Dilution in net tangible book value per share to new investors

(1)	Calculated on a pro forma basis, giving effect to the conversion of all our outstanding shares of preferred stock into Common Stock.

If the underwriter’s overallotment option is exercised, our adjusted pro forma net tangible book value following the offering will be $ per share, and the dilution to new investors in the offering will be $      per share.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted net tangible book value after this offering by approximately $     , and dilution per share to new investors by approximately $      for an increase of $1.00, or $(     ) for a decrease of $1.00, after deducting the underwriting discount and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to us could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that its assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

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COMPARISON OF THREE MONTHS ENDED JUNE 30, 2019 AND 2018

Revenues during the three months ended June 30, 2019 and 2018 consisted of the following:

	2019	2018
Revenue	$3,454,420	$4,054,665
Cost of revenue	2,311,755	2,169,203
Gross profit	$1,142,665	$1,885,462

Revenue and gross profit decreased $600,245 (14.8%) and $142,552 (6.6%) respectively primarily as a result of reduced revenues in True Wireless, Inc.

Costs and expenses during the three months ended June 30, 2019 and 2018 consisted of the following:

	2019	2018
Depreciation and amortization	$10,586	$61,586
Selling, general and administration	3,663,783	2,016,066
Total	$3,674,369	$2,077,652

Depreciation and amortization decreased $51,000 primarily as a result of the transfer of Surge Cryptocurrency Mining assets and liabilities to a third party under the sole control of Brian Cox, our CEO and Chairman of the Board, in December 2018.

Selling, general and administrative costs (S, G & A) increased $1,647,717 (81.7%) primarily as a result of the merger between Surge Holdings, Inc. and True Wireless, Inc. The S, G & A expenses of the Surge companies represent $2,687,958 of the expenses that are not included in the 2018 expenses.

Selling, general and administrative expenses during the three months ended June 30, 2019 and 2018 consisted of the following:

	2019	2018
Telecom operations center	$531,384	$476,237
Contractors and consultants	605,586	464,000
Compensation	452,759	191,005
Webhosting/internet	151,951	125,652
Professional services	433,003	483,018
Advertising and marketing	514,326	81,656
DRIP fees	547,000	-
Other	427,774	194,498
Total	$3,663,783	$2,016,066

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Total selling, general and administrative expense (S,G & A) increased $1,647,717 from $2,016,066 in 2018 to $3,663,783 in 2019. The detail changes are discussed below:

*	Telecom operations center expenses increased from $476,237 in 2018 to $531,384 in 2019 primarily as a result of the contracting vendor providing services for Surge Blockchain, LLC.
*	Contractors and consultants increased to $605,586 in 2019 from $464,000 in 2018. The 2019 period includes $375,113 in expenses of the Surge companies that are not included in the 2018 expenses.
*	Compensation increased from $191,005 in 2018 to $452,759 in 2019 primarily as a result of the merger between Surge Holdings, Inc. and True Wireless, Inc.
*	Webhosting/internet costs increased to $151,951 in 2019 from $125,652 in 2018.
*	Professional services decreased from $483,018 in 2018 to $433,003 in 2019.
*	Advertising and marketing costs increased to $514,326 in 2019 from $81,656 in 2018 primarily due to the Company implementing new advertising and marketing campaigns.
*	DRIP fees increased to $547,000 as a result of the Company entering into a Distributive Resolution & Integration Program (“DRIP”) with the Asian American Trade Association (“AATAC”) to provide products and services for up to 40,000 locations. The DRIP fees are a one-time location activation fee.
*	Other costs increased to $427,774 in 2019 from $194,498 in 2018. The 2019 period includes $168,378 in expenses of the Surge companies that are not included in the 2018 expenses.

Other income (expense) during the three months ended June 30, 2019 and 2018 consisted of the following:

	2019	2018
Interest expense	$(26,441)	$(79,892)
Change in fair value of derivative liability	-	2,619
Change in fair value of LTC cryptocurrency	-	(50,906)
Gain on equity investment in Centercom	42,809	-
Gain on settlement of liabilities	41,313	-
	$57,681	$(128,179)

Interest expense decreased to $26,441 in 2019 from $79,892 in 2018 primarily due to converting a $3,000,000 note payable to Series C convertible preferred stock in December 2018.

The change in fair value of LTC cryptocurrency decreased to $0 in 2019 from $50,906 in 2018 due to the transfer of all assets and liabilities of Surge Cryptocurrency Mining to a third party under the sole control of Mr. Cox in December 2018.

The gain on equity investment in Centercom of $42,809 in 2019 is due to the 40% acquisition of Centercom in January 2019.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 2019 AND 2018

Revenues during the six months ended June 30, 2019 and 2018 consisted of the following:

	2019	2018
Revenue	$7,393,194	$7,485,563
Cost of revenue	4,791,322	3,920,270
Gross profit	$2,601,872	$3,565,293

Revenue decreased $92,369 (1.2%) while gross profit decreased $963,484 (27.0%) primarily as a result of reduced revenues in True Wireless, Inc.

Costs and expenses during the six months ended June 30, 2019 and 2018 consisted of the following:

	2019	2018
Depreciation and amortization	$21,124	$62,813
Selling, general and administration	6,224,564	3,286,151
Total	$6,245,688	$3,348,964

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Depreciation and amortization decreased $41,689 primarily as of the transfer of Surge Cryptocurrency Mining assets and liabilities to a third party under the sole control of Mr. Cox in December 2018.

Selling, general and administrative costs (S, G & A) increased $2,938,413 (89.4%) primarily as a result of the merger between Surge Holdings, Inc. and True Wireless, Inc. The S, G & A expenses of the Surge companies represent $1,537,033 of the expenses that are not included in the 2018 expenses.

Selling, general and administrative expenses during the six months ended June 30, 2019 and 2018 consisted of the following:

	2019	2018
Telecom operations center	$1,026,300	$926,237
Contractors and consultants	1,051,522	595,798
Compensation	818,567	244,988
Webhosting/internet	305,929	207,015
Professional services	851,471	879,925
Advertising and marketing	890,187	104,986
DRIP fees	547,000	-
Other	733,588	327,202
Total	$6,224,564	$3,286,151

Total selling, general and administrative expense (S,G & A) increased $2,938,413 from $3,286,151 in 2018 to $6,224,564 in 2019. The 2019 period includes $1,537,033 in expenses for the Surge companies that are not included in the 2018 expenses. The detail changes are discussed below:

*	Telecom operations center expenses increased from $926,237 in 2018 to $1,026,300 in 2019 primarily as a result of the contracting vendor providing services for Surge Blockchain, LLC.
*	Contractors and consultants increased to $1,051,522 in 2019 from $595,798 in 2018. The 2019 period includes $375,113 in expenses of the Surge companies that are not included in the 2018 expenses.
*	Compensation increased from $244,988 in 2018 to $818,567 in 2019 primarily as a result of the merger between Surge Holdings, Inc. and True Wireless, Inc.
*	Webhosting/internet costs increased to $305,929 in 2019 from $207,015 in 2018.
*	Professional services decreased from $879,925 in 2018 to $851,471 in 2019.
*	Advertising and marketing costs increased to $890,187 in 2019 from $104,986 in 2018 primarily due to the Company implementing new advertising and marketing campaigns.
*	DRIP fees increased to $547,000 as a result of the Company entering into a Distributive Resolution & Integration Program (“DRIP”) with the Asian American Trade Association (“AATAC”) to provide products and services for up to 40,000 locations. The DRIP fees are a one-time location activation fee.
*	Other costs increased to $733,588 in 2019 from $327,202 in 2018. The 2019 period includes $168,378 in expenses of the Surge companies that are not included in the 2018 expenses.

Other income (expense) during the six months ended June 30, 2019 and 2018 consisted of the following:

	2019	2018
Interest expense	$(72,390)	$(87,409)
Change in fair value of derivative liability	-	2,619
Change in fair value of LTC cryptocurrency	-	(50,906)
Gain on equity investment in Centercom	64,775	-
Loss on settlement of liabilities	(466,187)	-
	$(473,802)	$(135,696)

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Interest expense decreased to $72,390 in 2019 from $87,409 in 2018 primarily due to converting a $3,000,000 note payable to Series C convertible preferred stock in December 2018.

The change in fair value of LTC cryptocurrency decreased to $0 in 2019 from $50,906 in 2018 due to the decrease in the market value of LTC cryptocurrency. In December 2018, the Company entered into an asset purchase agreement by which the Company transferred the assets and liabilities to a third party.

The gain on equity investment in Centercom of $64,775 in 2019 is due to the 40% acquisition of Centercom in January 2019.

During the six months ended June 30, 2019, the Company settled outstanding liabilities through the issuance of 875,000 shares of common stock and recorded a loss on settlement of $507,00. This amount was offset by a gain of $41,313 on the settlement of outstanding debt.

LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

At June 30, 2019 and December 31, 2018, our current assets were $3,788,231 and $3,059,820, respectively, and our current liabilities were $5,275,301 and $4,792,035, respectively, which resulted in a working capital deficit of $1,487,070 and $1,732,215, respectively.

Total assets at June 30, 2019 and December 31, 2018 amounted to $5,248,301 and $4,084,318, respectively. At June 30, 2019, assets consisted of current assets of $3,788,231, net property and equipment of $28,191, net intangible assets of $46,943, goodwill of $866,782, equity investment in Centercom of $243,283 operating least right of use asset of $213,414 and other long-term assets of $61,457, as compared to current assets of $3,059,820, net property and equipment of $30,990, net intangible assets of $65,269, goodwill of $866,782 and other long-term assets of $61,457 at December 31, 2018.

At June 30, 2019, our total liabilities of $7,073,019 increased $1,000,468 from $6,072,551 at December 31, 2018.

At June 30, 2019, our total stockholders’ deficit was $1,824,718 as compared to total stockholders’ deficit of $1,988,233 at December 31, 2018. The principal reason for the decrease in stockholders’ deficit was the impact of the net loss of $4,117,618 offset by the equity issuances during the quarter.

The following table sets forth the major sources and uses of cash for the six months June 30, 2019 and 2018.

	2019	2018

Net cash provided by (used in) operating activities	$(3,291,628)	$435,285
Net cash provided by investing activities	-	243,768
Net cash provided by (used in) financing activities	4,285,473	(326,687)
Net increase in cash and cash equivalents	$993,845	$352,366

At June 30, 2019, the Company had the following material commitments and contingencies.

Notes payable – related party - See Note 8 to the Consolidated Financial Statements.

Notes payable and long-term debt - See Note 9 to the Consolidated Financial Statements.

Advances from related party - See Note 12 to the Consolidated Financial Statements.

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Cash requirements and capital expenditures – At the current level of operations, the Company has to borrow funds to meet basic operating costs. The Company plans to use debt and equity financing to meet the cash requirements of the TW acquisition.

Known trends and uncertainties – The Company is planning to acquire other businesses that are similar to its operations. The uncertainty of the economy may increase the difficulty of raising funds to support the planned business expansion.

Liquidity – The Company had a loss from operations of approximately $4.1 million for the six months ended June 30, 2019. As of June 30, 2019, we had cash and working capital deficit of approximately $1.4 million and $1.5 million, respectively.

Management made a decision to expedite product rollouts in order to ramp up revenue in 2019 and beyond. As part of this strategy, the Company rolled out the SurgePays software platform to the AATAC network of 40,000 retail locations. This includes placement orders of 250,000 Androids and 500,000 Sim Starter kits over the course of the multi-phase rollout. The Company is in the first phase of the rollout, during which it expects to initially fulfil $2,800,000 in purchase orders of Androids and Sim Starter kits during Quarter 3.

In addition, management made the decision to expedite programming, software development and integration to enable to launch of the SurgePays Prepaid Visa card in Quarter 3.

To support the significant growth inflection, we have reorganized our human resources department, including building the administrative, legal and finance office in Bartlett, and the operations center in El Salvador (which will be able to host 300 employees). We believe the Company now has the ability to support this exponential growth, which was a major goal for fiscal year 2019. Lastly, we have significantly restructured our balance sheet to be an effective platform for growth as we continue to work towards listing on the Nasdaq Capital Market.

These factors, among others, were addressed by management in determining whether the Company could continue as a going concern. The Company projects that it should be cash flow positive by the end of fiscal year 2019 from ongoing operations by the combination of increased cash flow from its current subsidiaries, as well as restructuring our current debt burden. The Company has executed an agreement with a FINRA licensed broker, as well as several institutional investors, to bring in equity investments to pay down existing debt obligations, cover short term shortfalls, meet the shareholders equity requirements for Nasdaq, and complete proposed acquisitions. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. While management believes it is more likely than not the Company has the ability to continue as a going concern, this is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses.

Additionally, if necessary, based on the Company’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions, management believes that debt and/or equity financing can be obtained from both related parties (management and members of the Board of Directors of the Company) and external sources. Therefore, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CRITICAL ACCOUNTING ESTIMATES

Our significant accounting policies are described in Note 2 of the Condensed Consolidated Financial Statements. During the six months ending June 30, 2019, we were not required to make any material estimates and assumptions that affect the reported amounts and related disclosures of assets, liabilities, revenue and expenses. However, if we complete an acquisition, we will be required to make estimates and assumptions typical of other companies. For example, we will be required to make critical accounting estimates related to valuation and accounting for business combinations. The estimates will require us to rely upon assumptions that were highly uncertain at the time the accounting estimates are made, and changes in them are reasonably likely to occur from period to period. Changes in estimates used in these and other items could have a material impact on our financial statements in the future. Our estimates will be based on our experience and our interpretation of economic, political, regulatory, and other factors that affect our business prospects. Actual results may differ significantly from our estimates.

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BUSINESS

Business Overview

Surge Holdings, Inc. (“Surge Holdings” or “the Company”), incorporated in Nevada on August 18, 2006, is a company focused on Telecom, Media, and FinTech applications serving customers worldwide online and across social media, gaming and mobile platforms.

The Company’s current focus is the provision of financial and telecommunications services to the financially underserved (i.e. persons who have little or no access to credit) within the population. The Company provides a suite of services which are primarily marketed through small retail establishments which are utilized by members of its target market.

Commencing in 2018, the Company’s focus has significantly expanded to include the pursuit of the following business models:

Surge Telecom

SurgePhone Wireless offers discounted talk, text, and 4G LTE data wireless plans at prices that average 30% – 50% lower than competitors. Available nationwide, SurgePhone Wireless utilizes ad impression revenue to help offset and, in many cases, eliminate the monthly wireless plans for low income customers (free service for the customer is paid for by ad revenue). Additionally, SurgePhone also offers strategic discounts such as the Surge Heroes campaign that rewards teachers, first responders, active military and veterans with a free Android smartphone.

True Wireless is licensed to provide subsidized wireless service to qualifying low income customers in 5 states. Utilizing all 4 major USA wireless backbones, True Wireless provides discounted and free wireless service to over 25,000 veterans and other customers who qualify for certain federal programs such as SNAP (EBT) and Medicaid.

The SurgePhone Android Volt 5XL provides a large screen smartphone option to those unable to afford a more expensive phone.

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Surge Fintech

SurgePays Visa is targeted for launch later in the third quarter of 2019. We believe this card could be life enhancing by serving as a virtual checking account for the unbanked, underbanked, credit challenged or those unable to access traditional financial services. The SurgePays card will offer safety, security and convenience of using the card anywhere that accepts Visa and customers will be able to load their card via direct deposit or loading cash directly at 110,000 locations nationwide. Customers will be able to access and manage their accounts from the connected app. In addition, customers will also be able to take a picture of their paycheck and load the cash to their cards (eliminating costly check cashing fees).

Surge Software

SurgePays Portal is a multi-purpose software interface for convenience stores, bodegas and other corner merchants providing goods and services to the underbanked community. The merchant or clerk is able to use the portal interface – similar to a website – with image driven navigation to add wireless minutes to any prepaid wireless carrier’s phone and access to other services such as bill payment and loading debit cards. We believe what makes SurgePays unique is that it also offers the merchant the ability to order wholesale goods through the portal with one touch ease. SurgePays is essentially a wholesale e-commerce storefront that allows manufactures and distribution companies to have access to merchants while cutting out the middleman. The goal of the SurgePays Portal is to provide as many commonly sold consumable products as possible to convenience stores, corner markets, bodegas, and supermarkets. These products include energy drinks, dry foods, frozen foods, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient e-commerce storefront.

The Company is no longer engaged in any line of business involving cryptocurrencies or digital assets. The Company previously announced an intention to issue Surge Utility Tokens in the future. The Company still plans on utilizing tokens as a reward program; however, these tokens will have no monetary value and will not involve cryptocurrency or blockchain technology. These tokens will not be able to be bought, sold, invested, or traded. Rather, these tokens will only be awarded by the Company to existing users of the Company’s products and will then only be able to be redeemed for rewards using a Surge Rewards website set up by the Company. The Company has not issued any Surge Utility Tokens to date and this name will not be utilized for any rewards tokens used as part of a future Surge Rewards program.

Surge Digital Media

Surge Logics is a full-service digital advertising agency, specializing in lead generation, Pay Per Call, landing page optimization and managed ad spending. Our primary media buying platforms are Google AdWords, Facebook, Instagram and Bing. We have a call center that can handle Live Call Transfers, Customer Service Support, Lead Verification and Attorney Case Support.

Lead generation describes the marketing process of stimulating and capturing interest in a product or service for the purpose of developing sales pipeline.

Pay-per-call (PPCall, also called cost-per-call) is an advertising model in which the rate paid by the advertiser is determined by the number of telephone calls made by viewers of an ad. Pay Per Call providers charge per call, per impression or per conversion.

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Media buying is the process of buying media placements for advertising (on TV, in publications, on the radio, digital signage, apps or on websites).

A call center - centralized office used for receiving or transmitting a large volume of requests by telephone.

Centercom

On January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom Global, S.A. de C.V (“Centercom”). Centercom is a dynamic operations center currently providing Surge sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational support services. Mr. Nuzzo, a director and officer and a 10% shareholder of the Company’s voting equity has a controlling interest in CenterCom Global. Centercom also provides call center support for various third-party clients. Centercom is involved with:

●	On-boarding the SurgePays Portal into over 40,000 retail locations and subsequent ongoing white glove support;
●	Aggressively marketing the Company’s new “Free Wireless Service” program to substantially grow customer base while enhancing customer service;
●	Supporting the Company’s IT infrastructure including database management; and
●	Upselling-related FinTech products to our existing customer base to increase revenue.

Where You Can Find More Information

Our website address is www.surgeholdings.com. We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Corporate Information

Surge Holdings, Inc., incorporated in Nevada on August 18, 2006, is a company focused on Telecom, Media, and FinTech applications serving customers worldwide online and across social media, gaming and mobile platforms.

The Company was previously known as North American Energy Resources, Inc. (“NAER”) and KSIX Media Holdings, Inc. (“KSIX Media”). Prior to April 27, 2015, the Company operated solely as an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas through its wholly owned subsidiary, NAER. On April 27, 2015, NAER entered into a Share Exchange Agreement with Ksix Media whereby KSIX Media became a wholly-owned subsidiary of NAER and which resulted in the shareholders of KSIX Media owning approximately 90% of the voting stock of the surviving entity. While the Company continued the oil and gas operations of NAER following this transaction, on August 4, 2015, the Company changed its name to Ksix Media Holdings, Inc. On December 21, 2017, the Company changed its name to Surge Holdings, Inc. to better reflect the diversity of its business operations.

Surge Holdings operates through its wholly-owned subsidiaries: (i) Ksix Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014; (ii) Ksix, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011; (iii) Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009; (iv) DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014; (v) Surge Cryptocurrency Mining, Inc., formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); (vi) Surge Logics Inc (“Logics”), an Nevada corporation that was formed on October 2, 2018; (vii) True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”); (viii) Surge Payments, LLC, a Nevada limited liability company; (ix) Surgephone Wireless, LLC, a Nevada limited liability company; and (x) SurgePays Fintech, Inc., a Nevada limited liability company.

The Company’s current focus is the provision of financial and telecommunications services to the financially underserved (i.e. persons who have little or no access to credit) within the population. The Company provides a suite of services which are primarily marketed through small retail establishments which are utilized by members of its target market.

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Historically, the Company’s principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution.

Our executive offices are located at 3124 Brother Blvd, Suite 104, Bartlett, TN 38133, and our telephone number is (800) 760-9689. Our website is www.surgeholdings.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

Properties

The Company presently occupies space at 3124 Brother Blvd, Suite 104, Bartlett, TN 38133. This building is owned by an entity owned by Mr. Cox, our CEO and Chairman and the controlling shareholder of the Company. Axia Management, LLC (“Axia”) is also owned by Mr. Cox. Axia pays the rent for this building on our behalf and this amount is included within the outsourced management services fee we pay to Axia.

The Company will acquire additional office space as its needs warrant.

Legal Proceedings

From time to time, we may be engaged in various lawsuits and legal proceedings in the ordinary course of our business. Except as described below, we are currently not aware of any legal proceedings the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse effect on our business, financial condition or results of operations.

The following is summary of threatened, pending, asserted or un-asserted claims against the Company or any of its wholly owned subsidiaries.

1)	Wayne Coy v. Surge Holdings, Inc. et. al., Eight Judicial District Court, Clark County, Nevada, case # D- 539906.

Mr. Coy filed this action against the Company to enforce a Warrant to purchase 100,000 shares of Company Common Stock purportedly issued by the Company in November 2016. The Company has filed an answer which generally denies the allegations of the Complaint and a cross-complaint was filed by the Company suggesting that the Warrant is unenforceable. This matter is currently pending and the Company cannot predict its ultimate outcome.

2)	Alan Massara v. Surge Holdings, Inc. et. al., Eight Judicial District Court, Clark County, Nevada (unfiled).

Mr. Massara presented the Company with a complaint seeking payment on a promissory note in the principal amount of $101,250 which was originally issued in satisfaction of certain obligations of the Company to him. In November 2018, the Company entered into a Settlement Agreement with Mr. Massara which provided for the payment by the Company of an initial payment of $21,250 followed by eight additional monthly payments of $10,000.

With the exception of the foregoing, the Company is not involved in any disputes and does not have any litigation matters pending. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company, threatened against or affecting our Company or our Common Stock, in which an adverse decision could have a material adverse effect.

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DIRECTORS AND EXECUTIVE OFFICERS

The names of our executive officers and directors and their age, title, and biography as of September 11, 2019 are set forth below.

Set forth below is certain biographical information concerning our current executive officers and directors. We currently have two executive officers as described below.

Directors and Executive Officers	Position/Title	Age

Kevin Brian Cox	Chief Executive Officer and Director	43
Anthony P. Nuzzo, Jr.	President, Chief Operating Officer, and Director	49
David C. Ansani	Secretary, Chief Administrative Officer, and Director	54
Brian M. Speck	Chief Financial Officer	44
Carter Matzinger	Director	44
David N. Keys	Director	63

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Kevin Brian Cox – Chief Executive Officer and a Director – Mr. Cox has been Chief Executive Officer and a Director since July 2017. He also served as Chief Financial Officer of the Company from July 2017 to March 2018 and as President of the Company from July 2017 to February 2019. He was the majority owner of True Wireless from January 2011 through April 2018, when True Wireless became a wholly owned subsidiary of the Company. He became CEO of True Wireless on January 2011 and served in this capacity until December 2, 2018. Mr. Cox got his start in telecom in 2004 when he founded his first telephone company (CLEC). Through organic growth and acquisition, he ran 3 CLECs providing service to 200,000 residential subscribers and became the largest prepaid home phone company in the country before selling in 2009. Mr. Cox is a minority partner, investor and or stakeholder in several other technology companies including telecom, wireless and network transactions. Mr. Cox has a proven track record of not only success but winning. Many aspects of his leadership style are contributed to what he learned on the football field while earning Team Captain and All-Conference honors at Murray State University while majoring in Economics.

Anthony P. Nuzzo Jr. – President, Chief Operating Officer and Director – Mr. Nuzzo has been the Chief Operating Officer and a director of the Company since July 2017. In February 2019, he was appointed President of the Company. In 1991 Mr. Nuzzo formed Nuzzo Enterprises, Inc. d/b/a Jackson Hewitt Tax Service, a tax franchise, and successfully expanded the company to include twenty-two locations spread over six counties in Chicago, IL and the Syracuse, NY area. In June 2003, Mr. Nuzzo became one of five co-founders and Managing Members to successfully launch Leading Edge Recovery Solutions, LLC. In 2008 ranked 21st in the U.S. within the Financial Services Industry by the Inc. 500 Fastest Growing Private Companies Annual Publication received the honor of Inc. 500 Fastest Growing Private Companies Annual Publication being Ranked 346 overall by Inc. In 2009, Mr. Nuzzo left for a new challenge and purchased Glass Mountain Capital, LLC. Mr. Nuzzo set out to create an Accounts Receivable Management company that focused on helping the consumer while achieving goals set by the clients. In 2013 under the leadership of Mr. Nuzzo Glass Mountain Capital, LLC was ranked 198 in the U.S. within the Financial Services Industry by the Inc. 500 Fastest Growing Private Companies Annual Publication received the honor of Inc. 500 Fastest Growing Private Companies Annual Publication being overall by Inc. Magazine annual publishing of the Top 500 Fastest Growing Private Companies in the U.S. REVENUE: $6.9 Million. In early 2017, Mr. Nuzzo successful launched a near shore BPO, CenterCom Global, BPO in Central America. CenterCom will give all clients a near shore option that will drive down costs and build efficiencies.

David C. Ansani – Secretary, Chief Administrative Officer and Director – Mr. Ansani has been Chief Administrative Officer and a director of the Company since August 2017. He was also appointed Secretary of the Company in February 2019. From 2010 to the present date, he has been and is Chief Compliance Officer/Human Resources Officer/In-House Counsel for Glass Mountain Capital, LLC, a start-up financial services company specializing in the recovery of distressed assets. In this capacity, he reviews and evaluates compliance issues and concerns within the organization. The position ensures that management and employees are in compliance with applicable laws, rules and regulations of regulatory agencies (FDCPA, TCPA, GLB, CFPB, etc.); that company policies and procedures are being followed; and that behavior in the organization meets the company’s standards of conduct.

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Brian M. Speck – Chief Financial Officer – Mr. Speck has been Chief Financial Officer of the Company since March 2018 while maintaining his position as Director of Financial Reporting for Brio Financial Group . Brio Financial Group also supports the Company’s ongoing financial reporting. Mr. Speck has been Director of Financial Reporting for Brio Financial Group since later 2013. In his capacity at Brio, he consults various private and public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Mr. Speck has been Chief Financial Officer of Amira Nature Foods Ltd., a company listed on the New York Stock Exchange, since June 2019. Prior to joining Brio, from 2011 to 2013, he was an audit supervisor at Wiss & Company. In that capacity, he was involved in their accounting and tax practice with industry focuses in manufacturing, wholesalers, construction contractors, and professional service firms. Mr. Speck has a Master of Science in Accounting from Kean University.

Carter Matzinger - Director - Mr. Matzinger has been a director of the Company since April 2015 and served as Chief Executive Officer and Chief Financial Officer of the Company from April 2015 to July 2017. He remains an employee of the Company. He has over 18 years of diverse experience including working with many Fortune 500 companies including: The Limited, CompuServe, Goodyear Tire, and Amoco. For the past nine years, Mr. Matzinger has worked in the field of online marketing and has specialized in building large affiliate networks. He works closely with online advertisers and advertising networks to expand the reach of profitability of the Company. His experience in search engine optimization, list management, and pay-per-click advertising provides a vast network of relationships and industry expertise. Mr. Matzinger is the co-founder and President of Blvd Media Group, LLC (now Surge Blockchain, LLC), and KSIX LLC. Mr. Matzinger is a graduate of the University of Utah in 1997 B.A. in Business Administration.

David N. Keys - Director - Mr. Keys has been a director of the Company since July 2019. Mr. Keys began his career with Deloitte serving in the audit group in the Las Vegas and New York City executive offices. David was the Executive Vice President, CFO and member of the executive committee of the Board of Directors of American Pacific, a chemical company that was publicly traded on the NASDAQ for the entirety of the time he was a director and executive officer. Since 2004, Mr. Keys has been an independent financial and operations consultant. Mr. Keys currently serves as Chairman of the Board and Audit Committee of RSI International Systems Inc. (TSXV: RSY), and on the Board of private companies, including Prosetta Biosciences Inc., Akonni Biosystems Inc., Walker Digital Table Systems, LLC, and Coast Flight Training and Management Inc. He previously served on the Boards of Directors of AmFed Financial Inc., Norwest Bank of Nevada and Wells Fargo Bank of Nevada. Mr. Keys also served on the Advisory Board of Directors of FM Global, a leading provider of property and casualty insurance. Mr. Keys is a Certified Public Accountant (CPA), Certified Valuation Analyst (CVA), Certified Management Accountant (CMA), Chartered Global Management Accountant (CGMA), Certified Information Technology Professional (CITP), Certified in Financial Forensics (CFF), and Certified in Financial Management (CFM). David is a member of the National Roster of Neutrals of the American Arbitration Association. He received a Bachelor of Science in accounting from Oklahoma State University.

None of the above directors and executive officers has been involved in any legal proceedings as listed in Regulation S-K, Section 401(f), except as follows:

On November 20, 2018, the Oklahoma Corporation Commission (the “OCC”) entered a Final Order Approving Consent Decree (the “Order”) regarding the operations of True Wireless Inc. (a wholly-owned subsidiary of the Company) as a wireless telecommunications provider in Oklahoma. This Order finalized a settlement resolving violations of the OCC’s rules governing the marketing of subsidized wireless telecommunications services from mobile locations (i.e., other than from brick and mortar locations). As part of that settlement, True Wireless agreed to restructure its management team to shift regulatory compliance and managerial responsibilities to other persons whose focus is on the day-to-day operations of True Wireless. As of December 7, 2018, Mr. Cox had resigned as an officer, director and manager of True Wireless. Mr. Cox is not an employee of True Wireless and does not participate in any of the Company’s or its subsidiaries’ operations in Oklahoma. Mr. Cox was expressly permitted by the settlement to remain as CEO of the Surge Holdings, Inc., the parent of True Wireless.

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Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition, Committees, and Independence

Audit Committee. The Company intends to establish an audit committee, which will consist of independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of independent auditors to audit the Company’s financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. Our board of directors does not have a standing compensation committee responsible for determining executive and director compensation. Instead, the entire board of directors fulfills this function, and each member of the Board participates in the determination. Given the small size of the Company and its Board and the Company’s limited resources, locating, obtaining and retaining additional independent directors is extremely difficult. In the absence of independent directors, the Board does not believe that creating a separate compensation committee would result in any improvement in the compensation determination process. Accordingly, the board of directors has concluded that the Company and its stockholders would be best served by having the entire board of directors’ act in place of a compensation committee. When acting in this capacity, the Board does not have a charter.

In considering and determining executive and director compensation, our board of directors’ reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to the Company’s officers. The board of directors also determines and approves any non-cash compensation to any employee. The Company does not engage any compensation consultants to assist in determining or recommending the compensation to the Company’s officers or employees.

Code of Ethics

Our Board of Directors has not adopted a Code of Business Conduct and Ethics.

Term of Office

Our directors are appointed at the annual meeting of shareholders and hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal in accordance with our bylaws. Our officers are appointed by the Board and hold office until the annual meeting of the Board next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a). To the Company’s knowledge, based solely on a review of reports furnished to it, other than David Keys, none of the Company’s officers, directors and ten percent holders have made the required filings.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

All of the share and per share amounts set out in the tables included in this “Management” section have been adjusted in connection with the Reverse Stock Split described elsewhere in this prospectus.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for the Company’s Chief Executive Officer and all other executive officers of the Company and any employee of the Company whose cash compensation exceeded $100,000 for the years ended December 31, 2018 and 2017.

	Annual Compensation					Long-Term Compensation(3)
						Restricted	Securities
Name and					Other Annual	Stock	Underlying
Principal		Salary		Bonus	Compensation	Awards	Options	LTIP	All Other
Position	Year	($)(1)		($)(2)	($)	($)	($)	Payouts	Compensation

Carter Matzinger(4)	2018	$120,000	(5)	$—	$—	$—	$—	$—	$—
Former CEO and CFO and Current Director	2017	$120,000	(6)	$—	$—	$—	$—	$—	$—

Kevin Brian Cox(4)	2018	$—		$—	$—	$—	$—	$—	$—
CEO and Director	2017	$—		$—	$—	$—	$—	$—	$—

David C. Ansani	2018	$200,406	(5)	$—	$—	$—	$—	$—	$—
Secretary, Chief Administrative Officer and Director	2017	$16,701	(6)	$—	$—	$—	$—	$—	$—

(1)	Management base salaries can be increased by our Board of Directors based on the attainment of financial and other performance guidelines set by the management of the Company.

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(2)	Salaries listed do not include annual bonuses to be paid based on profitability and performance. These bonuses will be set, from time to time, by a disinterested majority of our Board of Directors. No bonuses will be set until such time as the aforementioned occurs.

(3)	The Company plans on developing an “Employee Stock Option Plan” (“ESOP”) for both management and strategic consultants. However, the Company does anticipate executing long-term employment contracts with both, along with other members of the future management team, during the 2019 calendar year. It is anticipated these management agreements will contain compensation terms that could include a combination of cash salary, annual bonuses, insurance and related benefits, matching IRA contributions, restricted stock awards based upon longevity and management incentive stock options. At the current time, the Company does not know the final structure of the ESOP or the proposed long-term management employment contracts.

(4)	Mr. Matzinger resigned as Chief Executive Officer and Chief Financial Officer in July 2017 and Mr. Cox became CEO and CFO on that same date. Mr. Cox resigned as CFO upon the appointment of Mr. Speck in March 2018.

(5)	Three quarters of which were reflected on the Company’s Statements of Operations for the year ended December 31, 2018 included in the Annual Report on Form 10-K filed by the Company on April 1, 2019, due to the consolidation of the Company’s Statements of Operations with those of True Wireless, pursuant to the merger between the Company and True Wireless.

(6)	Not reflected on the Company’s Statements of Operations for the year ended December 31, 2017 included in the Annual Report on Form 10-K filed by the Company on April 10, 2018, due to reverse merger accounting related to the April 16, 2018 True Wireless transaction.

Outstanding Equity Awards at Fiscal Year-End
Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date

None.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

None.

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Compensation of Executive Officers

Effective May 1, 2019, the Company began to compensate Mr. Kevin Brian Cox, the Company’s Chief Executive Officer and member of the Board, an annual salary of $225,000 paid in accordance with the Company’s standard employee payroll practices. The Company also provides Mr. Cox with an annual expense allowance of $100,000.

Effective May 1, 2019, the Company began to compensate Mr. Anthony P. Nuzzo, the Company’s President, Chief Operating Officer and a member of the Board, an annual salary of $165,000 paid in accordance with the Company’s standard employee payroll practices. The Company also provides Mr. Nuzzo with an annual expense allowance of $100,000.

Our Company’s executive compensation plan is based on attracting and retaining qualified professionals which possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

As a growth stage Company with a plan of action of both vertical and horizontal industry acquisitions (and potential retention of management of acquired businesses), the main elements of compensation packages for executives shall consist of a base salary, stock options under the proposed plan discussed above under this section, and bonuses (cash and/or equity) based upon performance standards to be negotiated.

As the Company continues to grow, both through acquisition or through revenue growth from existing business interests, and financial conditions improve, these base salaries, bonuses, and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility to the Company.

Compensation of Directors

On July 17, 2019, the Company entered into a Director Agreement with David N. Keys (the “Keys Director Agreement”) whereby Mr. Keys is to be reimbursed for (i) all reasonable out-of-pocket expenses incurred in attending any in-person meetings; and (ii) any costs associated with filings required to be made by Mr. Keys in regards to any beneficial ownership of securities.

In conjunction with the Keys Director Agreement, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Keys. The Indemnification Agreement indemnifies to the fullest extent permitted under Nevada law for any claims arising out of or resulting from, amongst other things, (i) any actual, alleged or suspected act or failure to act by Mr. Keys in his capacity as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by Mr. Keys in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreement, Mr. Keys is indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by Mr. Keys in respect of any claim as which he shall have been adjudged liable to the Company, unless the court having jurisdiction rules otherwise. The Indemnification Agreement provides for indemnification of Mr. Keys during his directorship and for a period of six (6) years thereafter.

Other than as provided above with respect to the Keys Director Agreement and the Indemnification Agreement, at the time of this filing, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors of the Company. The Company plans to put in place an industry standard director compensation package during the fiscal year 2019.

Change of Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of September 11, 2019, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding Common Stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right, and the conversion of preferred stock. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. Except as otherwise indicated, the address of each of the shareholders listed below is: 3124 Brother Blvd, Suite 104, Bartlett, TN 38133.

Title of Class	Name and Address of Beneficial Owner (1)	Title of Beneficial Owner	Amount of Beneficial Ownership		% of Class(2)

Common	Anthony P. Nuzzo Jr. 1930 Thoreau Drive, Suite 100 Schaumberg, IL 60173	President, Chief Operating Officer and Director	20,500,000	(3)	17.74%

Series C Preferred(4)			72,000		9.98%

Common	Kevin Brian Cox	Chairman, Director, President and Chief Executive Officer	178,604,885	(5)	71.61%

Series A Preferred(6)			10,500,000	(7)	80.77%

Series C Preferred			603,364		83.62%

Common	David C. Ansani 1930 Thoreau Drive Suite 100 Schaumburg, IL 60173	Secretary, Chief Administrative Officer, and Director	7,000	(8)	*

Common	Brian M. Speck	Chief Financial Officer	50,000	(9)	*

Common	Carter Matzinger	Director	12,519,000	(10)	11.44%
	10624 S. Eastern, Suite A-910
	Henderson, NV 89052

Series A Preferred			2,500,000		19.23%

Series C Preferred			46,232	(11)	6.41%

Common	David N. Keys	Director	852,155	(12)	*

Common	All Directors & Officers as a Group (6 persons)		212,533,040		76.10%

Common	Sidney J. Lorio Jr. 2116 Parkwood Drive Bedford, TX 76021	5% Holder	8,277,252	(13)	8.44%

Common	Edwin F. Winfield 1771 East Flamingo Road, Suite 206A Las Vegas, NV 89119	5% Holder	5,126,134	(14)	5.26%

*	Less than one (1) percent

____________

(1)	The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

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(2)	Based on 97,534,983 of common stock outstanding as of September 11, 2019.

(3)

Based on (i) 2,500,000 shares of common stock, including 1,600,000 shares owned by Anthony P. Nuzzo Jr. and 900,000 shares owned by BCAN Holdings, LLC, a Nevada limited liability company, of which Mr. Nuzzo is managing member; and (ii) shares of Series C Preferred Stock convertible into 18,000,000 shares of common stock.

(4)	Each share of Series C Preferred Stock is convertible into 250 shares of Common Stock. Series C Preferred Stock is entitled to vote on an as-converted basis.

(5)	Based on (i) 26,713,885 shares of common stock, including 21,000,000 shares owned by Kevin Brian Cox, 4,813,885 shares owned by EWP Communications, LLC, a Tennessee liability company, of which Mr. Cox is a beneficial owner, and 900,000 shares owned by BCAN Holdings, LLC, a Nevada limited liability company, of which Mr. Cox is a beneficial owner; (ii) shares of Series A Preferred Stock convertible into 1,050,000 shares of common stock; and (iii) shares of Series C Preferred Stock convertible into 150,841,000 shares of common stock.

(6)

Each share of Series A Preferred Stock is entitled to vote ten (10) shares of Common Stock for each one (1) share of Series A Preferred Stock held and each 10 shares of Series A Preferred Stock is convertible into one share of Common Stock.

(7)	Includes 75,000 shares owned by EWP Communications, LLC, a Tennessee liability company, of which Mr. Cox is a beneficial owner.

(8)	Share are held in Mr. Ansani’s IRA.

(9)	Including 50,000 warrants to purchase the Company’s common stock with an exercise price of $0.41 per share.

(10)

Based on (i) 711,000 shares of common stock owned by Thirteen Nevada, LLC, a Nevada limited liability company, of which Mr. Matzinger is a beneficial owner; (ii) shares of Series A Preferred Stock convertible into 250,000 shares of common stock; and (iii) shares of Series C Preferred Stock convertible into 10,000,000 shares of common stock.

(11)	Including 6,232 shares owned by Carter Matzinger, and 40,000 shares owned by Thirteen Nevada, LLC, a Nevada limited liability company, of which Mr. Matzinger is a beneficial owner.

(12)

Includes 83,296 shares owned by the Connie L Keys Rollover IRA (Connie Keys, David N. Keys’ wife, is the sole trustee), 134,750 shares owned by the David N Keys Rollover IRA (Mr. Keys is the sole trustee), 134,109 shares owned by the David N Keys SEP IRA (Mr. Keys is the sole trustee), and 500,000 shares owned by PCC Holdings LLC. PCC Holdings LLC’s 100% member and Managing Member is GCK Holdings LLC. GCK Holdings LLC’s Managing Members are DNK Nevada Trust and CLK Nevada Trust of which David N. Keys shares voting and dispositive power.

(13)	Including 567,857 warrants to purchase the Company’s common stock and 7,709,395 shares of common stock.

(14)	Includes 4,626,134 shares owned by Edwin F. Winfield and 500,000 shares owned by Vegas Media Group, Inc., a Nevada corporation, of which Mr. Winfield is a beneficial owner.

The Company has not yet formalized stock option plans for its officers, employees, directors and consultants.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2017, other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

●	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The Company’s former chief executive officer has advanced the Company various amounts on a non-interest-bearing basis, which is being used for working capital. The advance has no fixed maturity. As noted, Mr. Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock. As of June 30, 2019, and December 31, 2018, the outstanding balance due was $0 and $389,502, respectively.

The Company presently occupies space at 3124 Brother Blvd, Suite 104, Bartlett, TN 38133. This building is owned by an entity owned by Mr. Cox, our CEO and Chairman and the controlling shareholder of the Company. Axia Management, LLC (“Axia”) is also owned by Mr. Cox. Axia pays the rent for this building on our behalf and this amount is included within the outsourced management services fee we pay to Axia.

For the six months ended June 30, 2019 and 2018, outsourced management services fees of $510,000 was paid to Axia as compensation for services provided. These costs are included in Selling, general and administrative expenses in the Condensed Consolidated Statements of Operations.

At June 30, 2019 and December 31, 2018, the Company had trade payables to Axia of $181,005 and $66,535, respectively.

For the years ended December 31, 2018 and 2017, outsourced management services fees of $1,020,000 was paid to Axia as compensation for services provided and were commensurate with the level of effort required to provide these services. These costs are included in Selling, general and administrative expenses in the Statement of Operations.

For the six months ended June 30, 2019 and 2018, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $308,237 and $602,265, respectively. These costs are included in Cost of revenue in the Condensed Consolidated Statements of Operations. Mr. Cox is a minority owner of 321 Communications.

For the years ended December 31, 2018 and 2017, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $1,016,393 and $1,639,655, respectively. These costs are included in Cost of revenue in the Statement of Operations. The majority owner of the Company is a minority owner of 321 Communications.

At June 31, 2019 and December 31, 2018, the Company had trade payables to 321 Communications of $55,725 and $52,161, respectively.

At December 31, 2018 and 2017, the Company had trade payables to 321 Communications of $52,161 and $132,404, respectively.

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The Company contracted with CENTERCOM GLOBAL, S.A. DE C.V. (“CenterCom Global”) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Billings for these services in the six months ended June 30, 2019 and 2018 were $1,163,935 and $1,095,651, respectively, and are included in Cost of revenue in the Condensed Consolidated Statements of Operations. Billings for these services in the years ended December 31, 2018 and 2017 were $2,129,546 and $976,678, respectively, and are included in Cost of revenue in the Statement of Operations. Mr. Nuzzo, a director and officer and a 10% shareholder of the Company’s voting equity has a controlling interest in CenterCom Global. As discussed in Note 1, on January 17, 2019 the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom for $178,508, the Company’s ownership percentage of the net book value of Centercom upon completion of the transaction.

At June 30, 2019 and December 31, 2018, the Company had trade payables to CenterCom Global of $203,096 and $175,000, respectively.

At December 31, 2018 and 2017, the Company had trade payables to CenterCom Global of $175,000 and $150,000, respectively.

On December 31, 2018, the Company, via its wholly-owned subsidiary, Surge Cryptocurrency Mining, Inc., sold all of its cryptocurrency assets to DataWolf Technology Centers, LLC, an entity under the sole control of Brian Cox, our CEO and Chairman of the Board. The cryptocurrency assets consisted of Litecoins (a cryptocurrency referred to as LTC) with a value of $93,996.75 and mining hardware systems (consisting of Antminer L3+ machines) with a value of $797,195.73 for a purchase price of $891,192. No cash payment was made. The purchase price consisted of the assumption of Surge Cryptocurrency Mining, Inc.’s liabilities including of amounts owed to the Company and other subsidiaries of the Company or of amounts owed to other entities wholly controlled by Mr. Cox. Since January 1, 2019, Surge Cryptocurrency Mining, Inc has been a dormant entity that does not own any assets.

See Note 5 to our Condensed Consolidated Financial Statements for long-term debt due to related parties.

Director Independence

Our common stock is currently quoted on the OTCQB. Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions); or

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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We periodically review the independence of each director. Pursuant to this review, our directors and officers, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors or officers (including immediate family and affiliates) and us. If any transactions or relationships exist, we then consider whether such transactions or relationships are inconsistent with a determination that the director is independent. As this time, Mr. Keys is our sole independent director.

Disclosure of SEC Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

As of September 11, 2019, we were authorized to issue 500,000,000 shares of Common Stock, $0.001 par value, 100,000,000 shares of Series A preferred stock, $0.001 par value, and 1,000,000 shares of Series C preferred stock, $0.001 par value.

Common Stock

Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the Common Stock. No share of our Common Stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

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If we liquidate or dissolve our business, the holders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our Common Stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

As of September 11, 2019, there were 97,534,983 shares of Common Stock issued and outstanding.

Preferred Stock

Series “A” Preferred Stock

The Company, pursuant to the consent of the Board of Directors filed a Certificate of Designation with the Nevada Secretary of State which designated 10,000,000 shares of the Company’s authorized preferred stock as Series “A” Preferred Stock, par value $0.001. The Series “A” Preferred Stock has the following attributes:

●	Ranks senior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to common stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of common stock for each share of Series “A” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stock holders;

●	Protective provisions require approval of 75% of the Series “A” Preferred Shares outstanding to modify the provisions or increase the authorized Series “A” Preferred Shares; and

●	Each ten Series “A” Preferred Shares can be converted into one share of common stock at the option of the holder.

On March 29, 2018, the Company, pursuant to the consent of the Board of Directors, filed a Certificate of Amendment to Certificate of Designation with the Nevada Secretary of State which increased the amount of authorized Series A Preferred Stock from 10,000,000 to 13,000,000.

On April 11, 2018, the Company issued 3,000,000 shares of Series A Preferred Stock as consideration for the True Wireless, Inc. merger. As discussed in Note 1, the equity of the Company is the historical equity of TW retroactively restated to reflect the number of shares issued by the Company in the transaction. These preferred shares were recorded as a retroactive 2017 transaction as incentive to complete the merger.

Upon close of the merger, the Company recorded 10,000,000 shares of Series A Preferred Stock as a part of the recapitalization transaction for services previously rendered by the Company’s former Chief Executive Officer and Chairman of the Board of Directors.

As of September 11, 2019 and December 31, 2018, there were 13,000,000 and 13,000,000 shares of Series A issued and outstanding, respectively.

Series “C” Convertible Preferred Stock

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share.

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The Series “C” Preferred Stock has the following attributes:

●	Ranks junior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears a dividend per share of Series C Preferred Stock equal to the per share amount (as converted), and in the same form as, the dividend payable to the holders of the Common Stock;

●	With respect to such liquidation, dissolution or winding up, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on Series C Preferred Stock;

●	The Company does not have any rights of redemption;

●	Voting rights equal to 250 shares of common stock for each share of Series “C” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stock holders;

●	Protective provisions require approval of 75% of the Series “C” Preferred Shares outstanding to modify the provisions or increase the authorized Series “C” Preferred Shares; and

●	Each one Series “C” Preferred Share can be converted into two hundred fifty (250) shares of common stock at the option of the holder.

As noted above, each share of Series C Preferred Stock is convertible into 250 shares of Company Common Stock (the same conversion rate utilized in the exchange transaction), but is only convertible on the first to occur of the following events:

(i)	The Volume Weighted Average Price (“VWAP”) of the Company’s Common Stock during any then consecutive trading days is at least $2.00 per share; or

(ii)	June 30, 2019.

On June 29, 2018, each of Kevin Brian Cox (“Cox”), the Company’s Chief Executive Officer, and Thirteen Nevada LLC (“13”) entered into separate Exchange Agreements with the Company whereby the Shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly-issued Company Series C Convertible Preferred Stock. The calculation of weighted average shares was retroactively restated in order to properly account for the above noted share exchange.

During the year ended December 31, 2018, the Company issued 48,400 shares of Series C Preferred in exchange for the conversion of a note payable of $3,000,000 and accrued interest of $24,952.

As discussed above in Note 1, on January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom. Upon execution of the agreement, the Company issued 72,000 shares of Preferred C stock (convertible into 18,000,000 shares of common stock) to a director, officer and minority owner of the Company who has a controlling interest in Centercom. The Company recorded its investment in Centercom of $178,508, which is the Company’s 40% ownership of Centercom’s net book value upon close of the completion of the transaction, as “Investment in Centercom” in long term assets on the accompanying condensed consolidated balance sheets.

On February 15, 2019, Carter Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock.

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As of September 11, 2019, and December 31, 2018, there were 721,598 and 643,366 shares of Series C issued and outstanding, respectively.

Warrants

On February 15, 2019, the Company executed a consulting agreement with a third party for professional services. Upon execution of the agreement, the Company agreed to issue 100,000 warrants to purchase the Company’s common stock with an exercise price of $3.00 per share, a term of 3 years, and immediate vesting. In addition, the consultant is eligible to receive 150,000 warrants upon achievement of certain milestones as discussed in the agreement.

The 250,000 warrants to be issued upon execution have an aggregated fair value of approximately $30,782 that was calculated using the Black-Scholes option-pricing model based on the assumptions below.

June 30, 2019
Risk-free interest rate	2.50%
Expected life of grants	3 years
Expected volatility of underlying stock	168.71%
Dividends	0%

The estimated warrant life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

During the six months ended June 30, 2019, the Company recorded total stock-based compensation expense related to the warrants of approximately $33,673. The unrecognized compensation expense at June 30, 2019 was approximately $0.

On March 8, 2018, the Company granted its Chief Financial Officer 50,000 warrants to purchase the Company’s common stock with an exercise price of $0.41 per share, a term of 5 years, and a vesting period of 1 year. The warrants have an aggregated fair value of approximately $14,700 that was calculated using the Black-Scholes option-pricing model based on the assumptions below.

December 31, 2018
Risk-free interest rate	2.03%
Expected life of grants	1.5 years
Expected volatility of underlying stock	173.02%
Dividends	0%

The estimated warrant life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

During the years ended December 31, 2018, the Company recorded total stock-based compensation expense related to the warrants of approximately $11,800. The unrecognized compensation expense at December 31, 2018 was approximately $2,900.

Unit Subscription Agreement - Warrants

During January 2018, the Company entered into Unit subscription agreements with seven unrelated companies and individuals. Each Unit was priced at $0.20 and contained: (a) one share of common stock restricted in accordance with Rule 144; and (b) one-half Warrant to purchase an additional share of common stock restricted in accordance with Rule 144 for $0.50 for a period of three years after the close of the offering. For total consideration of $460,000, Units representing 2,300,000 common shares and 1,150,000 3-year $0.50 warrants were issued. The warrants were classified as equity since they have a fixed exercise price and do not have a provision for modification.

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As of September 11, 2019, and December 31, 2018, there were 6,148,922 and 2,012,500 warrants outstanding, respectively.

Limitations on Liability and Indemnification of Officers and Directors

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of shares of Common Stock, or the availability for future sale of shares of Common Stock, will have on the market price of shares of our Common Stock prevailing from time to time. Future sales of substantial amounts of our Common Stock in the public market or the perception that such sales might occur may adversely affect market prices prevailing from time to time. Furthermore, there may be sales of substantial amounts of our Common Stock in the public market after the existing legal and contractual restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future. See “Risk Factors—Risks Associated with our Common Stock— Substantial Future Sales of Shares of Our Common Stock In The Public Market Could Cause Our Stock Price To Fall.”

Based on the number of shares of Common Stock outstanding as of September 11, 2019, after giving pro forma effect to the closing of this offering we will have         shares of Common Stock outstanding, assuming (1) no exercise of the underwriters’ option to purchase additional shares of Common Stock and (2) no exercise of outstanding options or warrants. Of those shares, all of the shares sold in this offering will be freely tradable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock purchased in this offering but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our Common Stock or warrants.

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This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our Common Stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our Common Stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our Common Stock or warrants as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our Common Stock or warrants under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our Common Stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock and warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

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Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our Common Stock or warrants. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our Common Stock or warrants, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of Common Stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our Common Stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more Common Stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of Common Stock would be treated for U.S federal income tax purposes in the same manner as distributions on our Common Stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its Common Stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described under “—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

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Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of Common Stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of Common Stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of Common Stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our Common Stock or warrants. A “non-U.S. holder” is a beneficial owner of our Common Stock or warrants (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our Common Stock or warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, if our Common Stock becomes regularly traded on an established securities market (as defined by applicable Treasury regulations), such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively held more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock. In addition, provided that our Common Stock is regularly traded on an established securities market (as defined by applicable Treasury regulations), a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of five percent of all our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

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Federal Estate Tax

Common Stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence if you reside outside of the United States.

Payments of dividends on or of proceeds from the disposition of our Common Stock or warrants made to you may be subject to information reporting and backup withholding. Backup withholding may apply at a current rate of 24% unless you (i) provide the payor with a correct taxpayer identification number and comply with applicable certification requirements, or (ii) establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock or warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock or warrants paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. The withholding provisions under FATCA generally apply to dividends paid by us. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our Common Stock or warrants.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our Common Stock or warrants, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We intend to enter into an underwriting agreement with          , who is acting as sole bookrunner and as representative of the underwriters named below with respect to the number of shares of Common Stock subject to this offering. Subject to certain conditions, we will agree to sell to the underwriters, and the underwriters will agree to purchase, the number of shares of Common Stock provided below opposite their name.

Underwriters	Number of Shares

Total

The underwriters are offering the shares of Common Stock subject to their acceptance of the shares of Common Stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Common Stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Common Stock if any such shares of Common Stock are taken. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

Discounts and Expenses

The underwriters have advised us that they propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $ ____ per share of Common Stock. After this offering, the public offering price and concession to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of Common Stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering. These amounts are shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional shares of Common Stock.

Paid by Surge Holdings, Inc.
		No Exercise		Full Exercise
Per share	$		$
Total	$		$

In addition, we have agreed to reimburse the underwriters for certain out-of-pocket expenses not to exceed $       . We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $        , which includes the reimbursement of certain out-of-pocket expenses of the underwriters.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

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Lock-up Agreements

We, our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriters. This 90-day period may be extended if (1) during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the period of such extension will be 18 days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 90-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The underwriters may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities;

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our securities in accordance with Regulation M during a period before the commencement of offers or sales of shares of Common Stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

47

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees.

Except for the services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Conflicts of Interest

The underwriters are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

TRANSFER AGENT AND REGISTRAR

The transfer agent of our Common Stock is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, New Jersey, will pass upon the validity of the securities being offered by this prospectus.          is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been included herein in reliance upon the report of Rodefer Moss & Co, PLLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

48

The SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

All documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the effectiveness of the registration statement but prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Surge Holdings, Inc., Attn: Office of the Corporate Secretary, 3124 Brother Blvd, Suite 104, Bartlett, TN 38133. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at https://www.surgeholdings.com/. The information on such website is not incorporated by reference and is not a part of this prospectus.

49

Surge Holdings, Inc.

50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Surge Holdings, Inc. & Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Surge Holdings, Inc. & Subsidiaries (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Rodefer Moss & Co, PLLC

We have served as the Company’s auditor since 2017

Nashville, Tennessee

March 30, 2019

F-1

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$444,612	$1,274,160
Accounts receivable, less allowance for doubtful accounts of $17,000 and none, respectively	206,679	5,525
Note receivable	190,000	-
Lifeline revenue due from USAC	850,966	1,170,569
Customer phone supply	1,356,701	520,165
Prepaid expenses	10,862	-
Due from related party	-	19,000
Total current assets	3,059,820	2,989,419
Property and Equipment, less accumulated depreciation of $13,782 and $127,015, respectively	30,990	25,962
Intangible assets less accumulated amortization of $319,375	65,269	-
Goodwill	866,782	-
Other long-term assets	61,457	61,457
Total assets	$4,084,318	$3,076,838

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses - others	$3,104,234	$1,696,348
Accounts payable and accrued expenses - related party	149,901	-
Payable - Telecom Operations Center - current	-	334,939
Credit card liability	394,840	-
Loss contingency	70,000	-
Deferred revenue	50,000	-
Derivative liability	51,058	-
Advance from related party	389,502	-
Note payable - related party	-	344,241
Notes payable and current portion of long-term debt, net	582,500	435,000
Total current liabilities	4,792,035	2,810,528
Long-term debt less current portion – related party	680,000	-
Trade payables - long term	600,516	883,550
Total liabilities	6,072,551	3,694,078
Commitments and contingencies

Stockholders’ deficit:

Series A preferred stock: $0.001 par value; 100,000,000 shares authorized; 13,000,000 and 3,000,000 shares issued and outstanding at December 31, 2018 and 2017, respectively	13,000	3,000
Series C convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 643,366 and 0 shares issued and outstanding at December 31, 2018 and 2017, respectively	643	-
Common stock: $0.001 par value; 500,000,000 shares authorized; 88,046,391 shares and 152,555,416 shares issued and outstanding at December 31, 2018 and 2017, respectively	88,047	152,555
Additional paid in capital	333,623	(155,555)
Accumulated deficit	(2,423,546)	(617,240)
Total stockholders’ deficit	(1,988,233)	(617,240)
Total liabilities and stockholders’ deficit	$4,084,318	$3,076,838

See accompanying notes to consolidated financial statements

F-2

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2018 and 2017

	2018	2017

Revenue	$15,244,155	$13,459,980

Cost of revenue	8,570,240	8,096,076

Gross profit	6,673,915	5,363,904

Cost and expenses
Depreciation and amortization	149,642	6,939
Selling, general and administrative	8,059,742	5,152,680
Total costs and expenses	8,209,384	5,159,619

Operating profit (loss)	(1,535,469)	204,285

Other income (expense):
Interest expense	(140,457)	(24,021)
Change in fair value of derivative liability	(4,105)	-
Change in fair value of LTC cryptocurrency	(95,387)	-
Gain on sale of assets	273,453	-
Gain on settlement of liabilities	43,117	2,587,600
Total other expense (income)	76,621	2,563,579

Net income (loss) before provision for income taxes	(1,458,848)	2,767,864

Provision for income taxes	82,230	-

Net income (loss)	$(1,541,078)	$2,767,864

Net loss per common share, basic and diluted	$(0.02)	$0.04

Weighted average common shares outstanding – basic and diluted	81,566,892	76,183,385

See accompanying notes to consolidated financial statements.

F-3

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Deficit

Years ended December 31, 2018 and 2017

	Series A Preferred		Series C Preferred		Common Stock		Additional Paid-in	Members’	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Equity	Deficit	Total

Balance, January 1, 2017	-	$-	-	$-	-	$-	$-	$(3,379,915)	$-	$(3,379,915)

Issuance of common shares to facilitate the reverse merger agreement	-	-	-	-	152,555,416	152,555	(152,555)	-	-

Issuance of Series A Preferred shares to facilitate the reverse merger agreement	3,000,000	3,000	-	-	-	-	(3,000)	-	-	-

Members’ contributions	-	-	-	-	-	-	-	124,811	-	124,811

Members’ withdrawals	-	-	-	-	-	-	-	(130,000)	-	(130,000)

Reclassification of undistributed members’ earnings to accumulated deficit	-	-	-	-	-	-	-	2,767,864	-	2,767,864

Net income	-	-	-	-	-	-	-	617,240	(617,240)	-

Balance, December 31, 2017	3,000,000	3,000	-	-	152,555,416	152,555	(155,555)	-	(617,240)	(617,240)

Recapitalization in reverse merger	10,000,000	10,000	-	-	79,888,784	79,889	(3,687,835)		(265,228)	(3,863,174)

Issuance of common stock and options for services rendered	-	-	-	-	528,000	528	157,380	-		157,908

Issuance of common stock for settlement of accounts payable	-	-	-	-	1,206,741	1,207	249,328	-		250,535

Issuance of common stock for settlement of debt and accrued interest	-	-	-	-	2,608,981	2,609	597,303	-		599,912

Issuance of Series C Preferred Stock for conversion of promissory note and accrued interest	-	-	48,400	48	-	-	3,024,856	-	-	3,024,904

Issuance of Series C Preferred Stock in exchange for Common Stock	-	-	594,966	595	(148,741,531)	(148,741)	148,146	-	-	-

Net loss	-	-	-	-	-	-	-	-	(1,541,078)	(1,541,078)
Balance, December 31, 2018	13,000,000	$13,000	643,366	$643	88,046,391	$88,047	$333,623	$-	$(2,423,546)	$(1,988,233)

See accompanying notes to consolidated financial statements.

F-4

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the years ended December 31, 2018 and 2017

	2018	2017
Operating activities
Net income (loss)	$(1,541,078)	$2,767,864
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	149,642	6,939
Stock-based compensation	157,907	-
Change in fair value of LTC cryptocurrency coins	63,487	-
Change in fair value of derivative liability	4,105	-
Gain on settlement of liabilities	(61,709)	-
Loss on settlement of debt	14,667	-
Changes in operating assets and liabilities:
Accounts receivable	(102,815)	664
Lifeline revenue due from USAC	319,603	(33,296)
Customer phone supply	(836,536)	288,335
LTC Cryptocurrency Coins	(96,992)	-
Prepaid expenses	40,465	-
Deferred revenue	(171,500)	-
Loss contingency	120,000	-
Accounts payable and accrued expenses	925,140	(2,802,704)
Net cash provided by (used in) operating activities	(1,015,614)	227,802

Investing activities
Net cash received in business combination	243,768	-
Advances under note receivable	(190,000)	-
Purchase of fixed assets	(331,803)	-
Net cash used in investing activities	(278,035)	-

Financing activities
Capital contributions - net	-	(3,155)
Due from related party - net	17,554	(19,000)
Note payable - net	(31,250)	285,000
Line of credit - advances	1,441,029	-
Line of credit - repayments	(1,441,029)	-
Loan repayments – related party	-	-
Loan proceeds under related party financing arrangement	1,653,500	1,271,242
Loan repayments under related party financing arrangement	(1,175,703)	(927,000)
Net cash provided by financing activities	464,101	607,087

Net (decrease) increase in cash and cash equivalents	(829,548)	834,889

Cash and cash equivalents, beginning of period	1,274,160	439,271

Cash and cash equivalents, end of period	$444,612	$1,274,160

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$10,580	$3,052
Income taxes	$82,230	$-

Non-cash investing and financing activities:
Acquisition of customer phones through related party note payable	$-	$35,000
Debt acquired in business combination	$3,000,00	$-
Exchange of Common Stock for Series C Preferred Stock	$148,741	$-
Liabilities settled in Common Stock	$3,875,352	$-
Trade payables under a vendor settlement arrangement	$-	$412,866

See accompanying notes to consolidated financial statements

F-5

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1	BASIS OF PRESENTATION AND BUSINESS

Basis of presentation

The accompanying consolidated financial statements include the accounts of Surge Holdings, Inc. (“Surge”), formerly Ksix Media Holdings, Inc., incorporated in Nevada on August 18, 2006, and its wholly owned subsidiaries, Ksix Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014, Ksix, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011, Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009, DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014 Surge Cryptocurrency Mining, Inc. (“Crypto”), formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006, Surge Logics Inc (“Logics”), an Nevada corporation that was formed on October 2, 2018 and True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”), (collectively the “Company” or “we”). All significant intercompany balances and transactions have been eliminated in consolidation.

Recent Developments

As reported on Form 8-K filed with the SEC on April 16, 2018, on April 11, 2018, the Company closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Reorganization (the “Merger Agreement”) with True Wireless, Inc., an Oklahoma corporation (“TW”) dated as of April 11, 2018. At closing, in accordance with the Merger Agreement, TW merged with and into TW Acquisition Corporation, a Nevada corporation (“Merger Sub”), a wholly-owned subsidiary of Surge Holdings, Inc. (the “Merger”), with TW being the surviving corporation. As a result of the Merger, TW became a wholly-owned subsidiary of the Company.

As a result of the controlling financial interest of the former members of TW, for financial statement reporting purposes, the merger between the Company and TW has been treated as a reverse acquisition with TW deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of TW (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of TW which are recorded at their historical cost. The equity of the Company is the historical equity of TW retroactively restated to reflect the number of shares issued by the Company in the transaction. See Note 4.

Business description

The Company’s current focus is the provision of financial and telecommunications services to the financially underserved (i.e. persons who have little or no access credit) within the population. The Company provides a suite of services which are primarily marketed through small retail establishments which are utilized by members of its target market.

Historically, the Company’s principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution.

F-6

Commencing in 2018, the Company’s focus has significantly expanded to include the pursuit of the following business models:

Surge Telecom

True Wireless is licensed to provide subsidized wireless service to qualifying low income customers in 5 states. Utilizing all 4 major USA wireless backbones, True Wireless provides discounted and free wireless service to over 60,000 veterans and other qualifying federal programs such as SNAP (EBT) and Medicaid.

SurgePhone offers discounted talk, text, and 4G LTE data wireless plans at prices that average 15% – 40% lower than competitors. (Unlimited plans start at just $10/month) Available nationwide, SurgePhone also offers strategic discounts such as the Surge Heroes campaign that rewards teachers, first responders, active military and veterans with a free Android smartphone (surgeheroes.com).

SafeHomePhone is a nationwide home phone alternative. This product has a modem that connects to the PCS network and allows customers to plug in their traditional home phone without paying the local phone company or worrying about wiring. Customers can save 60% or more and keep their same number.

The SurgePhone Volt 5XL’s slim, sturdy, affordable design fits comfortably in your hand and easily in your pocket. It’s mesmerizing 5” LCD touchscreen display delivers an HD entertainment experience for your favorite videos and movies, while dual front and back cameras allow you to capture stunning photos. Plus, with an expandable micro SD memory slot, you can add even more storage for your best memories

SurgePays Visa is targeted for a Q4 2018-Q1 2019 launch. This card will perform the functions of a traditional credit card and also a checking account for the unbanked or credit challenged. The SurgePays card will offer safety, security and convenience of using the card anywhere that accepts Visa. Customers will be able to access their accounts from the connected app to remit money to friends and relatives while avoiding costly fees. In addition, customers will also be able to take a picture of their paycheck and load the cash to their cards (eliminating costly check cashing fees).

Surge Money Order will launch in the Midwest and southeast in Q1 2019. This is a natural add-on to our convenient store Fintech product suite and will ensure we box out any other stand-alone product competitors. Entering the $20 Billion a year money order business will enable unbanked customers to send secure payments.

SurgePays Portal is a multi-purpose software interface for convenient stores, bodegas and other corner merchants providing goods and services to the underbanked community. The merchant or clerk is able to use the portal – similar to a website – with image driven navigation to add wireless minutes for any carrier, pay bills and also load debit cards etc. What makes SurgePays unique is that it also offers the merchant access to order wholesale goods through the portal with one touch ease. SurgePays is essentially an e-commerce store front that allows manufactures and distribution companies to have access to merchants while cutting out the middle man. The goal of the SurgePays Portal is to provide every Fintech and Telecom product available to convenient stores, corner markets, bodegas, and supermarkets while procuring other consumable products commonly sold in these same stores. From the Telecom and Fintech products such as SurgePhone Androids, SurgePhone Wireless Service, Wireless Top-ups, Bill Payments, Pinless LD, Money Remittance, Money Orders and Reloadable Visa debit load cards to distributing partner company’s consumables such as energy drinks, CBD oils, dry foods, frozen foods, snacks, automotive parts and many more goods you will find next time you are in a convenient store and look around.

Surge Digital Assets

Surge Cryptocurrency strategically mines Ethereum, Litecoin and cryptocurrencies. The Company’s mining operation consists of 136 machines pooled together with other machines in a mining pool to maximize the processing power and yields. This operation does not require any Surge human capital and runs 24/7. The goal for this subsidiary is to hold Bitcoin, Litecoin, Ripple and Stellar as digital assets with the expectation of future appreciation. In December 2018, the Company entered into an asset purchase agreement by which the Company transferred the assets and liabilities to a third party. See Note 6.

F-7

The Surge Utility Token is part of our rewards program intended to incentivize customer loyalty while also encouraging each customer to purchase additional Surge services. For example, a wireless customer should also become a SurgePays Visa holder and or other products in the Surge ecosystem as we expand. The Surge Tokens are issued on the Ethereum blockchain and are ERC-20 compliant. The tokens will be used for redeeming gifts and prizes from the Surge Rewards website. The launch target for the Surge Utility Token is Q4 2018.

TokenSpinner is the first smartphone app that Surge Holdings Inc. has developed with a launch date target of Q4 2018. The app provides a simple game of chance spin of the wheel to win a prize. The app has multiple Ad Network feeds that pay Surge per impression. Players of the game have an opportunity to earn additional spins by participating in other activities (where Surge is compensated) like watching videos or filling out surveys. The prizes will vary from gift cards, to electronics and of course Surge Tokens.

Surge Digital Media

Surge Logics is a full-service digital advertising agency, specializing in lead generation, Pay Per Call, landing page optimization and managed ad spending. Our primary media buying platforms are Google AdWords, Facebook, Instagram and Bing. We have a call center that can handle Live Call Transfers, Customer Service Support, Lead Verification and Attorney Case Support.

Lead generation describes the marketing process of stimulating and capturing interest in a product or service for the purpose of developing sales pipeline.

Pay-per-call (PPCall, also called cost-per-call) is an advertising model in which the rate paid by the advertiser is determined by the number of telephone calls made by viewers of an ad. Pay Per Call providers charge per call, per impression or per conversion.

Media buying is the process of buying media placements for advertising (on TV, in publications, on the radio, digital signage, apps or on websites).

A call center or call center is a centralized office used for receiving or transmitting a large volume of requests by telephone.

Centercom Global, S.A. de C.V.

On January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom Global, S.A. de C.V. (“Centercom”). Centercom is a dynamic operations center currently providing Surge sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational support services for SURG. Centercom also provides call center support for various third-party clients. The Company’s primary initiatives for Centercom are:

●	Assisting in on-boarding SurgePays Portal into over 40,000 retail locations and subsequent ongoing white glove support
●	Aggressively marketing new “Free Wireless Service” program to substantially grow customer base while enhancing customer service
●	Launch SurgePays Reloadable Visa Card by end of 1st Quarter
●	Support the Company’s IT infrastructure including database management
●	Upsell-related FinTech products to our existing customer base to increase revenue

F-8

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents, and accounts receivable. The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. Accounts receivables potentially subject the Company to concentrations of credit risk. Company closely monitors extensions of credit. Estimated credit losses have been recorded in the consolidated financial statements. Recent credit losses have been within management's expectations. No customer accounted for more than 10% of revenues in 2018 or 2017.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at December 31, 2018 and 2017.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are generally due thirty days from the invoice date. The Company has a policy of reserving for uncollectible accounts based on their best estimate of the amount of profitable credit losses in its existing accounts receivable. The Company extends credit to its customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential bad debts if required.

The Company determines whether an allowance for doubtful accounts is required by evaluation of specific accounts where information indicates the customer may have an inability to meet financial obligations. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary.

Direct write-offs are taken in the period when the Company has exhausted their efforts to collect overdue and unpaid receivables or otherwise evaluate other circumstances that indicate that the Company should abandon such efforts. For the years ended December 31, 2018 and 2017, the Company reported $0 and $0 of bad debt expense, respectively.

F-9

Customer Phone Supply

Customer phone supply consists of cellular telephones provided to eligible customers in accordance with Federal Communications Commission rules outlined in the Communications Act of 1934, as amended. These telephones are amortized to Cost of Sales over a 12-month period from the date put into service. The amount amortized into Cost of Revenues was $1,170,295 and $1,473,956 for the years ended December 31, 2018 and 2017, respectively.

Property and equipment

Property and equipment and software development costs are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the life of the lease if it is shorter than the estimated useful life. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Computer and office equipment is generally three to five years and office furniture is generally seven years.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

●	Level 1 — quoted prices in active markets for identical assets or liabilities.
●	Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.
●	Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

F-10

The derivative liability in connection with the conversion feature of the convertible debt, classified as a Level 3 liability, is the only financial liability measure at fair value on a recurring basis.

The change in the Level 3 financial instrument is as follows:

2018
Balance, January 1, 2018	$-
Additions – Merger transaction	59,141
Additions & disposals - net	(12,188)
Change in fair value recognized in operations	4,105
Balance, December 31, 2018	$51,058

The estimated fair value of the derivative instruments was valued using the Black-Scholes option pricing model, using the following assumptions as of December 31, 2018:

2018
Estimated dividends	None
Expected volatility	113.72%
Risk free interest rate	3.13%
Expected term	.01-36 months

LTC cryptocurrency coins are valued at current quoted rates and are therefore a Level 1 input.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”. Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Business combinations

We allocate the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Deferred Revenues

The Company records deferred revenues when it receives payments or issues invoices in advance of transferring control of promised goods or services to a customer. The advance consideration received from a customer is deferred until the Company provides the customer that product or service. At December 31, 2018, the deferred revenues totaled $50,000. There were no deferred revenues at December 31, 2017.

F-11

Revenue recognition

The Company adopted ASC 606 effective January 1, 2018 using the modified retrospective method which would require a cumulative effect adjustment for initially applying the new revenue standard as an adjustment to the opening balance of retained earnings and the comparative information would not require to be restated and continue to be reported under the accounting standards in effect for those periods.

Based on the Company’s analysis the Company did not identify a cumulative effect adjustment for initially applying the new revenue standards. The Company principally generates revenue through providing product, services and licensing revenue.

The adoption of ASC 606 represents a change in accounting principle that will more closely align revenue recognition with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of December 31, 2018 contained a significant financing component.

F-12

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Advertising costs

Advertising costs are expensed as incurred in accordance with ASC 720-35 “Advertising Costs”. The Company incurred advertising costs of $559,333 and $427,151 for the years ended December 31, 2018 and 2017, respectively, which are included in selling, general and administrative expenses on the Company’s consolidated financial statements.

Share-based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation.” Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of option awards is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

F-13

Earnings (loss) per common share

Basic net income (loss) per common share is computed by dividing net loss attributable to stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. At December 31, 2018 and 2017, there were 50,000 and zero potentially dilutive common stock equivalents, respectively. Basic and diluted earnings (loss) per share are the same for each of the periods presented since there was a loss for the year ended December 31, 2018 and the common stock equivalents are thus antidilutive.

Income taxes

We use the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes”. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Through December 23, 2014, KSIX and BLVD operated as limited liability companies and all income and losses were passed through to the owners. Through October 12, 2015, DIQ operated as a limited liability company and all income and losses were passed through to its owner. Subsequent to the acquisition dates, these limited liability companies were owned by Surge and became subject to income tax.

Through April 1, 2018, TW operated as a limited liability company and all income and losses were passed through to the owners. In order to facilitate the merger discussed above, TW converted from a limited liability company to a C-Corp.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Contingencies

Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Company management and its legal counsel assess such contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings. The Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or if probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

F-14

Pursuant to Section 850-10-20, the related parties include: (a) affiliates of the Company (“Affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year’s presentation.

Recent accounting pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, “Leases” (Topic 842). The FASB issued this update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The updated guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption of the update is permitted, and entities may also elect the optional transition method provided under ASU 2018-11, Leases, Topic 842: Targeted Improvement, issued in July 2018, allowing for application of the standard at the adoption date, with recognition of a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company does not expect the new standard will have a material effect on the consolidated financial statements and related disclosures

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting,” which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This standard is required to be adopted in the first quarter of 2018. The Company adopted the standard during the year ended December 31, 2018 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently evaluating this guidance and the impact of this update on its consolidated financial statements.

In December 2017, the Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 118 (the “Bulletin”), which provides accounting guidance regarding accounting for income taxes for the reporting period that includes the enactment of the Tax Act. The Bulletin provides guidance in those situations where the accounting for certain income tax effects of the Tax Act will be incomplete by the time financial statements are issued for the reporting period that includes the enactment date. For those elements of the Tax Act that cannot be reasonably estimated, no effect will be recorded.

F-15

The SEC has provided in the Bulletin that in situations where the accounting is incomplete for certain effects of the Tax Act, a measurement period which begins in the reporting period that includes the enactment of the Tax Act and ends when the entity has obtained, prepared and analyzed the information is needed in order to complete the accounting requirements. The measurement period shall not exceed one year from enactment.

In June 2018, the FASB issued Accounting Standards Update (ASU) No. 2018-07, Compensation – Stock Compensation (Topic718): Improvements to Nonemployee Share-Based Payment Accounting. Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after the grant date. ASU 2018-07 is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within that reporting period. Early adoption is permitted, but no earlier than the Company’s adoption date of Topic 606, Revenue from Contracts with Customers (as described above under “Revenue Recognition”). The Company does not believe the new standard will have a significant impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently evaluating this guidance and the impact of this update on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3	LIQUIDITY

The Company had a loss from operations of approximately $1.5 million for the year ended December 31, 2018. As of December 31, 2018, we had cash and working capital deficit of approximately $445,000 and $1,732,000, respectively. Management made a decision to achieve certain goals in order to ramp up revenue in 2019 and beyond that negatively affected revenue in 2018. By implementing this process, six key achievements were successfully reached in 2018. One, we have developed and rolled out our SurgePhone wireless and SurgePays Debit card. Two, we have completed work on our second generation SurgePays Fintech software, which has now been released. Three, we have organized our human resources to support the significant growth which is a major goal for fiscal year 2019. Four, we have put in place important cost controls, including our relations with our Operations Center to support our growth in a cost-effective manner. Five, we have had ongoing productive negotiations with trade organizations to support the rapid scaling and roll-out of our products and services. Six, we have significantly restructured our balance sheet to be an effective platform for growth.

These factors, among others, were addressed by management in determining whether the Company could continue as a going concern. The Company projects that it should be cash flow positive by the end of fiscal year 2019 from ongoing operations by the combination of increased cash flow from its current subsidiaries, as well as restructuring our current debt burden. The Company has executed an agreement with a FINRA licensed broker, as well as several institutional investors, to bring in equity investments to pay down existing debt obligations, cover short term shortfalls, and complete proposed acquisitions. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. While management believes it is more likely than not the Company has the ability to continue as a going concern, this is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses.

F-16

Additionally, if necessary, management believes that both related parties (management and members of the Board of Directors of the Company) and potential external sources of debt and/or equity financing will be obtained based on management’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions. Therefore, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

4	MERGER AGREEMENT

As discussed in Note 1, the Company closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Reorganization (the “Merger Agreement”) with True Wireless, Inc., an Oklahoma corporation (“TW”) dated as of April 11, 2018. At closing, in accordance with the Merger Agreement, TW merged with and into TW Acquisition Corporation, a Nevada corporation (“Merger Sub”), a wholly-owned subsidiary of Surge Holdings, Inc. (the “Merger”), with TW being the surviving corporation. As a result of the Merger, TW became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, TW, Inc. merged into Acquisition Sub in a transaction where TW, Inc. was the surviving company and become a wholly-owned subsidiary of the Company. The transaction was structured as a tax-free reverse triangular merger. In addition to the 12,000,000 shares of Company Common Stock and $500,000 cash which has been previously paid to the shareholders of TW, at the closing of the merger transaction, the shareholders of TW received the following as additional merger consideration:

● 152,555,416 shares of newly-issued Company Common Stock, which will give the shareholders of TW, on a proforma basis, a 69.5% interest in the Company’s total Common Shares.

● An additional number of shares of Company Common Stock, if any, necessary to vest 69.5% of the aggregate issued and outstanding Common Stock in the shareholders of TW at the Closing.

● A Promissory Note in the original face amount of $3,000,000, bearing interest at 3% per annum maturing on December 31, 2018.

● 3,000,000 shares of newly-issued Company Series A Preferred Stock

Following the closing of the merger transaction the Company’s investment in TW consisted of the following:

	Shares	Amount
Consideration paid prior to Closing:
Cash paid		$500,000
Common stock issued	12,000,000	1,200,000
Total consideration paid	12,000,000	$1,700,000
Consideration paid at Closing:
Common stock to be issued at closing (1)	152,555,416	$60,683,006
Series A Preferred Stock to be issued at closing	3,000,000	120,000
Note payable due December 31, 2018		3,000,000
Total consideration to be paid		$63,803,006

Total consideration		$65,503,006

(1)	The Common Shares issued at closing of the Merger Transaction were valued at approximately $0.40 per share.

F-17

Following the closing of the transaction, TW’s financial statements as of the Closing will be consolidated with the Consolidated Financial Statements of the Company.

The following presents the unaudited pro-forma combined results of operations of the Company with the TW Business as if the entities were combined on January 1, 2017.

	Year Ended	Year Ended
	December 31, 2018	December 31, 2017
Revenues, net	$15,684,032	$14,889,852
Net income (loss)	$(1,541,078)	$787,568
Net income (loss) per share	$(0.02)	$0.01
Weighted average number of shares outstanding	81,566,892	76,183,385

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisitions been completed as of January 1, 2017 or to project potential operating results as of any future date or for any future periods.

The Company consolidated TW as of the closing date of the agreement, and the results of operations of the Company include that of TW.

5	PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation, consisted of the following:

	December 31, 2018	December 31, 2017
Computer Equipment	$15,263	$93,865
Furniture and Fixtures	7,996	34,916
Leasehold Improvements	25,513	24,196
	48,772	152,977
Less: Accumulated Depreciation	(13,782)	(127,015)
	$30,990	$25,962

Depreciation expense was $112,990 and $6,939 for the years ended December 31, 2018 and 2017, respectively.

6	CRYPTOCURRENCY ASSET SALE

In December 2018, the Company executed an agreement with a related party for the sale of Cryptocurrency assets for proceeds of $891,192. In exchange for the purchased assets with a net book value of $523,743, the related party would assume the liabilities of the entity consisting of accounts payable of $40,235 and outstanding debt and accrued interest of $808,600. The Company recognized a gain on sale totaling $273,453.

7	CREDIT CARD LIABILITY

The Company previously utilized a credit card issued in the name of DIQ to pay for certain of its trade obligations. During the year ended December 31, 2018, the Company utilized a credit card issued in the name of Surge Holdings, Inc. to pay certain trade obligations totaling $55,185. At December 31, 2018 and 2017, the Company’s total credit card liability was $394,840 and $0, respectively.

F-18

8	NOTES PAYABLE – RELATED PARTY

As of December 31, 2018 and 2017, notes payable due to a related party consists of:

	December 31, 2018	December 31, 2017
Note payable to SMDMM Funding LLC; interest at 8% per annum; due on demand [1]	$-	$344,241
Promissory note payable – to SMDMM Funding LLC; interest at 6% per annum [2]	680,000	-
	680,000	344,241

Current portion of long-term debt – related party	-	344,241
Long-term debt less current portion – related party	$680,000	$-

SMDMM Funding, LLC is owned by the Company’s chief executive officer. Accrued interest owed to SMDMM Funding, LLC was $10,718 and $1,711 at December 31, 2018 and 2017, respectively.

[1]	During the year ended December 31, 2018, an additional $133,500 was advanced to the Company. The Company repaid the outstanding balance and accrued interest of $477,74 and $574, respectively, prior to year-end.

[2]	In December 2018, the Company executed a promissory note payable agreement with SMDMM for a principal sum up to $1.0 million at an annual interest rate of 6%, due on December 27, 2021. The Company drew advances on the note totaling $760,000. As part of the Cryptocurrency transaction discussed in Note 6 above, $80,000 of the outstanding balance under the promissory note was assumed by the purchaser.

As part of the Cryptocurrency transaction discussed in Note 5 above, a total of $808,600 of outstanding balance under related party debt was assumed by the purchaser.

9	NOTES PAYABLE AND LONG-TERM DEBT

As of December 31, 2018 and 2017, notes payable and long-term debt consists of:

	December 31, 2018	December 31, 2017
Note payable to former officer due in four equal annual installments of $25,313 on April 28 of each year; past due in 2016 and 2017; accruing interest at 6% per annum since April 28, 2016 on the past due portion	$70,000	$-
Notes payable to seller of DigitizeIQ, LLC due as noted below [1]	485,000	-
Convertible note payable to River North Equity LLC dated July 13, 2016 with interest at 10% per annum; due April 13, 2017; convertible into common stock [2]	27,500	-
Unsecured demand notes to an unaffiliated third-party company bearing interest at 6.49% [3]	-	435,000
	$582,500	$435,000

[1]	Notes due seller of DigitizeIQ, LLC includes a series of notes as follows:

●	A second non-interest-bearing Promissory Note made payable to the Seller in the amount of $250,000, which was due on January 12, 2016; (Balance at December 31, 2018 - $235,000)

●	A third non-interest-bearing Promissory Note made payable to the Seller in the amount of $250,000, which was due on March 12, 2016 and remains unpaid as of December 31, 2018.

F-19

The Company is renegotiating the terms of the notes. The notes bear interest at 5% per annum when in default (after the due date). The notes were non-interest bearing until due. Accordingly, a debt discount at 5% per annum was calculated for the notes and was amortized to interest expense until the due date of the notes.

2 Convertible note payable to River North Equity, LLC (“RNE”) - The Company evaluated the embedded conversion for derivative treatment and recorded an initial derivative liability and debt discount of $23,190. The debt discount is fully amortized.

The Company has entered into a number of agreements with RNE wherein RNE has agreed to invest up to $3,000,000 in the common stock of the Company. These agreements require an effective Registration Statement to be on file by the Company and would allow the Company to require RNE to purchase the Company’s common stock at 90% of the lowest trading price of the Company’s common stock during the previous five trading days. The Company has not yet filed a Registration Statement with the SEC.

3 Unsecured Demand Note – In August 2018, the Company reached a settlement with the debt holder and issued 2,175,000 common shares in full settlement of the outstanding debt.

In December 2018, the Company issued 433,981 shares of its common stock in settlement of debt and accrued interest of $107,500 and $8,190, respectively. In addition, the Company wrote-off the derivative liability of $34,556 related to the note. The fair value of the shares on day of issuance was $164,913 and the Company recorded a loss on extinguishment of debt of $14,667.

Derivative liability

The Company has determined that the conversion feature embedded in the notes referred to above that contain a potential variable conversion amount constitutes a derivative which has been bifurcated from the note and recorded as a derivative liability, with a corresponding discount recorded to the associated debt. The excess of the derivative value over the face amount of the note, if any, is recorded immediately to interest expense at inception. As noted above, the Company reached an agreement with a debt holder to convert outstanding debt and interest into shares of common stock. As a result, the Company wrote-off the existing derivative liability of $34,556.

The estimated fair value of the derivative instruments was valued using the Black-Scholes option pricing model, using the following assumptions during the year ended December 31, 2018:

Estimated dividends	None
Expected volatility	113.72%
Risk free interest rate	3.13%
Expected term	.01-36 months

10	LINE OF CREDIT

On January 25, 2018 the Company obtained a $500,000 line of credit (LOC) with a Bank. The LOC bears interest at 5% per annum and is secured by essentially all of the Company’s assets. The note is personally guaranteed by the majority owner of the Company. On December 21, 2018, the Company and the bank agreed to increase the LOC to $1,000,000 at an interest rate of 6% per annum. of December 31, 2018, the outstanding balance on the LOC was $0.

F-20

11	STOCKHOLDERS’ EQUITY

Preferred Stock

Series “A” Preferred Stock

The Company, pursuant to the consent of the Board of Directors filed a Certificate of Designation with the Nevada Secretary of State which designated 10,000,000 shares of the Company’s authorized preferred stock as Series “A” Preferred Stock, par value $0.001. The Series “A” Preferred Stock has the following attributes:

●	Ranks senior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to common stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of common stock for each share of Series “A” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stock holders;

●	Protective provisions require approval of 75% of the Series “A” Preferred Shares outstanding to modify the provisions or increase the authorized Series “A” Preferred Shares; and

●	Each one Series “A” Preferred Shares can be converted into ten common share at the option of the holder.

On April 11, 2018, the Company issued 3,000,000 shares of Series A Preferred Stock as consideration for the True Wireless, Inc. merger. As discussed in Note 1, the equity of the Company is the historical equity of TW retroactively restated to reflect the number of shares issued by the Company in the transaction. These preferred shares were recorded as a retroactive 2017 transaction as incentive to complete the merger.

Upon close of the merger, the Company recorded 10,000,000 shares of Series A Preferred Stock as a part of the recapitalization transaction for services previously rendered by the Company’s former Chief Executive Officer and Chairman of the Board of Directors.

As of December 31, 2018 and 2017, there were 13,000,000 and 3,000,000 shares of Series A issued and outstanding, respectively.

Series “C” Convertible Preferred Stock

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share.

The Series “C” Preferred Stock has the following attributes:

●	Ranks junior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears a dividend per share of Series C Preferred Stock equal to the per share amount (as converted), and in the same form as, the dividend payable to the holders of the Common Stock;

●	With respect to such liquidation, dissolution or winding up, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on Series C Preferred Stock;

●	The Company does not have any rights of redemption;

●	Voting rights equal to 250 shares of common stock for each share of Series “C” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stock holders;

●	Protective provisions require approval of 75% of the Series “C” Preferred Shares outstanding to modify the provisions or increase the authorized Series “C” Preferred Shares; and

●	Each one Series “C” Preferred Shares can be converted into ten common share at the option of the holder.

F-21

As noted above, each share of Series C Preferred Stock is convertible into 250 shares of Company Common Stock (the same conversion rate utilized in the exchange transaction), but is only convertible on the first to occur of the following events:

(i)	The Volume Weighted Average Price (“VWAP”) of the Company’s Common Stock during any then consecutive trading days is at least $2.00 per share; or

(ii)	June 30, 2019.

On June 29, 2018, each of Kevin Brian Cox (“Cox”), the Company’s Chief Executive Officer, and Thirteen Nevada LLC (“13”) entered into separate Exchange Agreements with the Company whereby the Shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly-issued Company Series C Convertible Preferred Stock. The calculation of weighted average shares was retroactively restated in order to properly account for the above noted share exchange.

During the year ended December 31, 2018, the Company issued 48,400 shares of Series C Preferred in exchange for the conversion of a note payable of $3,000,000 and accrued interest of $24,952.

As of December 31, 2018 and 2017, there were 643,366 and 0 shares of Series C issued and outstanding, respectively.

Common Stock

On March 8, 2018, the Company granted a consultant 48,000 restricted shares for services rendered.

On April 11, 2018, the Company issued 152,555,416 shares of Common Stock as consideration for the True Wireless, Inc. merger. As discussed in Note 1, the equity of the Company is the historical equity of TW retroactively restated to reflect the number of shares issued by the Company in the transaction. These common shares were recorded as a retroactive 2017 transaction as incentive to complete the merger.

On April 25, 2018, the Company issued an aggregate of 480,000 shares of Common Stock to two consultants valued at $0.27 per share.

In July 2018, the Company issued an aggregate of 1,156,587 shares of Common Stock valued at $0.20 per share to nine parties in settlement of certain disputes between TW and Benson Communications, S.A. de C.V. The settlement had been previously reached on September 29, 2017.

As noted above in Note 8, in August 2018, Company reached a settlement with the debt holder and issued 2,175,000 in full settlement of the outstanding debt totaling $435,000.

During the year ended December 31, 2018, the Company recorded total stock-based compensation expense of approximately $146,000 in relation to shares issued for services.

F-22

As of December 31, 2018 and 2017, there were 88,046,391 and 152,555,416 shares of Common Stock issued and outstanding, respectively.

Stock Warrants

On March 8, 2018, the Company granted its Chief Financial Officer 50,000 warrants to purchase the Company’s common stock with an exercise price of $0.41 per share, a term of 5 years, and a vesting period of 1 year. The warrants have an aggregated fair value of approximately $14,700 that was calculated using the Black-Scholes option-pricing model based on the assumptions below.

December 31, 2018
Risk-free interest rate	2.03%
Expected life of grants	1.5 years
Expected volatility of underlying stock	173.02%
Dividends	0%

The estimated warrant life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

During the years ended December 31, 2018, the Company recorded total stock-based compensation expense related to the warrants of approximately $11,800. The unrecognized compensation expense at December 31, 2018 was approximately $2,900.

Unit Subscription Agreement - Warrants

During January 2018, the Company entered into Unit subscription agreements with seven unrelated companies and individuals. Each Unit was priced at $0.20 and contained: (a) one share of common stock restricted in accordance with Rule 144; and (b) one-half Warrant to purchase an additional share of common stock restricted in accordance with Rule 144 for $0.50 for a period of three years after the close of the offering. For total consideration of $460,000, Units representing 2,300,000 common shares and 1,150,000 3-year $0.50 warrants were issued. The warrants were classified as equity since they have a fixed exercise price and do not have a provision for modification.

12	RELATED PARTY TRANSACTIONS

The Company’s former chief executive officer has advanced the Company various amounts on a non-interest-bearing basis, which is being used for working capital. The advance has no fixed maturity. As of December 31, 2018 and 2017, the outstanding balance due was $389,502 and $0, respectively.

For the years ended December 31, 2018 and 2017, outsourced management services fees of $1,020,000 was paid to Axia Management, LLC (“Axia”) as compensation for services provided. These costs are included in Selling, general and administrative expenses in the Statement of Operations. Axia is owned by the majority owner of the Company.

At December 31, 2018 and 2017, the Company had trade payables to Axia of $66,535 and $55,400, respectively.

For the years ended December 31, 2018 and 2017, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $1,016,393 and $1,639,655, respectively. These costs are included in Cost of revenue in the Statement of Operations. The majority owner of the Company is a minority owner of 321 Communications.

At December 31, 2018 and 2017, the Company had trade payables to 321 Communications of $52,161 and $132,404, respectively.

F-23

The Company contracted with CenterCom Global, S.A. de C.V. (“CenterCom Global”) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Billings for these services in the years ended December 31, 2018 and 2017 were $2,129,546 and $976,678, respectively, and are included in Cost of revenue in the Statement of Operations. A director, officer, and minority owner of the Company has a controlling interest in CenterCom Global.

At December 31, 2018 and 2017, the Company had trade payables to CenterCom Global of $175,000 and $150,000, respectively.

See Note 5 for long-term debt due to related parties.

13	COMMITMENTS AND CONTINGENCIES

On November 1, 2013, The Federal Communications Commission (“FCC”) issued a Notice of Apparent Liability for Forfeiture to the Company for requesting and/or receiving support for ineligible subscriber lines between the months of October 2012 and May 2013 and proposed a monetary forfeiture of $5,501,285. The Company has annual compliance audits with FCC approved audit firms that have found no compliance deficiencies. Management believes the proposed monetary forfeiture is without merit and if anything should result from this notice, the amount would not materially affect the financial position of the Company.

In October 2018, the Company signed an agreement with Pastime Foods (“Pastime”) in order to expand the Company’s distribution network for its SurgePays portal. The agreement will initiate distribution and sales to over 15,000 convenience and retail locations with a long-term target of greater than 40,000 locations. According to the agreement, Pastime commits to selling more than an average required minimum of $1,500 of monthly sales revenue per location. The Company will fund the initial placement costs and expenses with a total initial advance of $190,000 as well as fees of $10,000. Any advances will be offset by the sharing of distribution revenues for shipments paid by retailers directly to Pastime and the Company. The sharing percentage will be 100% of the net distribution profit until the advances have been covered. As of December 31, 2018, the outstanding receivable due to the Company pursuant to the agreement is $190,000 and is shown as Note Receivable on the consolidated balance sheet.

In November 2018, the Company entered into a settlement agreement with West Publishing Corporation (“West”) to remedy an outstanding civil action filed by West. Pursuant to the agreement, the Company will pay West the principal amount of $125,000 plus interest accruing at the annual rate of 7%. The Company will make monthly principal payments as follows:

January 7, 2019	$20,000
February 7, 2019	25,000
March 7, 2019	25,000
$70,000

In November and December 2018, the Company made two payments totaling $55,000 as required in the settlement agreement.

14	INCOME TAXES

Deferred Tax Assets

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Bill”) was signed into law. Prior to the enactment of the Tax Reform Bill, the Company measured its deferred tax assets at the federal rate of 34%. The Tax Reform Bill reduced the federal tax rate to 21% resulting in the re-measurement of the deferred tax asset as of December 31, 2017. Beginning January 1, 2018, the lower tax rate of 21% will be used to calculate the amount of any federal income tax due on taxable income earned during 2018.

F-24

For the periods from inception through the date of conversion to a C corporation in April 2018, the Company reported its income under True Wireless LLC, a limited liability company. As a result, the Company’s income for federal and state income tax purposes were reportable on the tax returns of the individual partners. Accordingly, no recognition has been made for federal or state income taxes in the accompanying financial statements of the Company through the date of conversion.

At December 31, 2018, the Company has available for U.S. federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $1.5 million that may be used to offset future taxable income through the fiscal year ending December 31, 2038. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $290,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $290,000.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The valuation allowance increased by approximately $290,000 for the year ended December 31, 2018.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest expense” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No material interest or penalties on unpaid tax were recorded during the year ended December 31, 2018. As of December 31, 2018 and 2017, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Components of deferred tax assets are as follows:

December 31, 2018
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$291,359
Less valuation allowance	(291,359)
Deferred tax assets, net of valuation allowance	$-

F-25

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Year Ended December 31, 2018

Federal statutory income tax rate	21.0%

Change in valuation allowance on net operating loss carry-forwards	(21.0)%

Effective income tax rate	0.0%

15	SEGMENT INFORMATION

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating profit (loss). Segment information for the years ended December 31, 2018 and 2017 and as of December 31, 2018 and 2017, are as follows:

	Surge	TW	Total
Year ended December 31, 2018
Revenue	$2,445,468	$12,798,687	$15,244,155
Cost of revenue	(1,864,727)	(6,705,513)	(8,570,240)
Gross margin	580,741	6,093,174	6,673,915
Costs and expenses	(2,558,156)	(5,651,228)	(8,209,384)
Operating income (loss)	(1,977,415)	441,946	(1,535,469)

Year ended December 31, 2017
Revenue	$-	$13,459,980	$13,459,980
Cost of revenue	-	(8,096,076)	(8,096,076)
Gross margin	-	5,363,904	5,363,904
Costs and expenses	-	(5,159,619)	(5,159,619)
Operating income	-	204,285	204,285

December 31, 2018
Total assets	$947,550	$3,136,768	$4,084,318
Total liabilities	2,694,258	3,378,293	6,072,551

December 31, 2017
Total assets	$-	$1,176,094	$1,176,094
Total liabilities	-	3,076,838	3,076,838

16	SUBSEQUENT EVENTS

Effective February 15, 2019, the Company’s Board of Directors appointed Anthony P. Nuzzo, Jr. as President of the Company replacing Kevin Brian Cox. Mr. Cox will continue to serve the Company as its Chief Executive Officer and Chairman of the Board. Mr. Nuzzo will continue to also serve as the Company’s Chief Operating Officer.

On February 15, 2019, Carter Matzinger elected to exchange outstanding non-interest bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred Stock.

F-26

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,438,457	$444,612
Accounts receivable, less allowance for doubtful accounts of $24,841 and $17,000, respectively	1,236,626	206,679
Note receivable	190,000	190,000
Lifeline revenue due from USAC	305,320	850,966
Customer phone supply	503,410	1,356,701
Prepaid expenses	114,418	10,862
Total current assets	3,788,231	3,059,820
Property and Equipment, less accumulated depreciation of $16,580 and $13,782, respectively	28,191	30,990
Intangible assets less accumulated amortization of $337,701	46,943	65,269
Goodwill	866,782	866,782
Investment in Centercom	243,283	-
Operating least right of use asset, net	213,414	-
Other long-term assets	61,457	61,457
Total assets	$5,248,301	$4,084,318

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses - others	$2,746,455	$3,104,234
Accounts payable and accrued expenses - related party	439,826	149,901
Credit card liability	516,956	394,840
Loss contingency	60,000	70,000
Deferred revenue	-	50,000
Derivative liability	18,511	51,058
Operating lease liability	33,080	-
Line of credit	927,973	-
Advance from related party	-	389,502
Notes payable and current portion of long-term debt, net	532,500	582,500
Total current liabilities	5,275,301	4,792,035
Long-term debt less current portion – related party	1,105,000	680,000
Operating lease liability – net	180,334	-
Trade payables - long term	512,384	600,516
Total liabilities	7,073,019	6,072,551
Commitments and contingencies

Stockholders’ deficit:

Series A preferred stock: $0.001 par value; 100,000,000 shares authorized; 13,000,000 and 13,000,000 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	13,000	13,000
Series C convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 721,598 and 643,366 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	722	643
Common stock: $0.001 par value; 500,000,000 shares authorized; 97,988,818 shares and 88,046,391 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	97,989	88,047
Additional paid in capital	4,604,735	333,623
Accumulated deficit	(6,541,164)	(2,423,546)
Total stockholders’ deficit	(1,824,718)	(1,988,233)
Total liabilities and stockholders’ deficit	$5,248,301	$4,084,318

See accompanying notes to condensed consolidated financial statements

F-27

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018

Revenue	$3,454,420	$4,054,665	$7,393,194	$7,485,563

Cost of revenue	2,311,755	2,169,203	4,791,322	3,920,270

Gross profit	1,142,665	1,885,462	2,601,872	3,565,293

Cost and expenses
Depreciation and amortization	10,586	61,586	21,124	62,813
Selling, general and administrative	3,663,783	2,016,066	6,224,564	3,286,151
Total costs and expenses	3,674,369	2,077,652	6,245,688	3,348,964

Operating profit (loss)	(2,531,704)	(192,190)	(3,643,816)	216,329

Other expense (income):
Interest expense	26,441	79,892	72,390	87,409
Change in fair value of derivative liability	-	(2,619)	-	(2,619)
Change in fair value of LTC cryptocurrency	-	50,906	-	50,906
Gain on investment in Centercom	(42,809)	-	(64,775)	-
(Gain)/loss on settlement of liabilities	(41,313)	-	466,187	-
Total other expense (income)	(57,681)	128,179	473,802	135,696

Net income (loss) before provision for income taxes	(2,474,023)	(320,369)	(4,117,618)	80,633

Provision for income taxes	-	54,750	-	54,750

Net income (loss)	$(2,474,023)	$(375,119)	$(4,117,618)	$25,883

Net loss per common share, basic and diluted	$(0.03)	$(0.00)	$(0.04)	$0.00

Weighted average common shares outstanding – basic and diluted	93,511,061	82,519,793	92,066,948	76,206,307

See accompanying notes to condensed consolidated financial statements.

F-28

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders’ Deficit

(Unaudited)

Three Months ended June 30, 2019

	Preferred Stock		Series C Preferred		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, March 31, 2019	13,000,000	$13,000	721,598	$722	90,613,819	$90,614	$2,070,860	$(4,067,141)	$(1,891,945)

Issuance of common stock for services rendered	-	-	-	-	525,000	525	123,225	-	123,750

Sale of common stock and warrants	-	-	-	-	6,849,999	6,850	2,410,650	-	2,417,500

Net loss	-	-	-	-	-	-	-	(2,474,023)	(2,474,023)
Balance, June 30, 2019	13,000,000	$13,000	721,598	$722	97,988,818	$97,989	$4,604,735	$(6,541,164)	$(1,824,718)

Three Months ended June 30, 2018

	Preferred Stock		Series C Preferred		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, March 31, 2018	13,000,000	$13,000	594,966	$595	83,702,669	$83,703	$(3,695,244)	$(481,465)	$4,079,411)

Issuance of common stock for services rendered	-	-	-	-	480,000	480	129,120	-	129,600

Net loss	-	-	-	-	-	-	-	(375,120)	(375,120)
Balance, June 30, 2018	13,000,000	$13,000	594,966	$595	84,182,669	$84,183	$(3,566,124)	$(856,585)	$(4,324,931)

F-29

Six Months ended June 30, 2019

	Preferred Stock		Series C Preferred		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2018	13,000,000	$3,000	643,366	$643	88,046,391	$88,047	$333,623	$(2,423,546)	$(1,988,233)

Issuance of common stock and warrants for services rendered	-	-	-	-	546,000	546	222,577	-	223,123

Issuance of common stock for settlement of accounts payable	-	-	-	-	875,000	875	506,625	-	507,500

Sale of common stock and warrants	-	-	-	-	8,521,427	8,521	2,973,979	-	2,982,500

Issuance of Series C Preferred Stock for investment in Centercom	-	-	72,000	72	-	-	178,436	-	178,508

Issuance of Series C Preferred Stock for conversion of related party advances	-	-	6,232	7	-	-	389,495	-	389,502

Net loss	-	-	-	-	-	-	-	(4,117,618)	(4,117,618)
Balance, June 30, 2019	13,000,000	$13,000	721,598	$722	97,988,818	$97,989	$4,604,735	$(6,541,164)	$(1,824,718)

Six Months ended June 30, 2018

	Preferred Stock		Series C Preferred		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2017	3,000,000	$3,000	-	$-	152,555,416	$152,555	$(155,555)	$(617,240)	$(617,240)

Recapitalization	10,000,000	10,000	-	-	79,888,784	79,889	(3,687,835)	(265,228)	(3,863,174)

Issuance of common stock for services rendered	-	-	-	-	480,000	480	129,120	-	129,600

Issuance of Series C Preferred Stock in exchange for Common Stock	-	-	594,966	595	(148,741,531)	(148,741)	148,146	-	-

Net income	-	-	-	-	-	-	-	25,883	25,883
Balance, June 30, 2018	13,000,000	$13,000	594,966	$595	84,182,669	$84,183	$(3,566,124)	$(856,585)	$(4,324,931)

F-30

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Operating activities
Net (loss) income	$(4,117,618)	$25,883
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	21,125	62,794
Amortization of right of use assets	17,398	-
Stock-based compensation	223,123	129,600
Change in fair value of LTC cryptocurrency coins	-	(50,906)
Change in fair value of derivative liability	-	2,619
Loss on settlement of liabilities	474,953	-
Gain on equity investment in Centercom	(64,775)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,029,947)	(22,643)
Lifeline revenue due from USAC	545,646	83,069
Customer phone supply	853,291	187,040
LTC Cryptocurrency coins	-	55,932
Prepaid expenses	(103,556)	36,801
Credit card liability	122,116	-
Deferred revenue	-	29,000
Loss contingency	(60,000)	-
Current portion of operating lease liability	(17,398)
Accounts payable and accrued expenses	(155,986)	(103,904)
Net cash (used in) provided by operating activities	(3,291,628)	435,285

Investing activities
Net cash received in business combination	-	243,768
Net cash provided by investing activities	-	243,768

Financing activities
Issuance of common stock	2,982,500	-
Due from related party - net		-
Note payable	(50,000)	-
Line of credit - advances	1,130,973	-
Line of credit - repayments	(203,000)	(326,687)
Loan proceeds under related party financing arrangement	1,099,000	-
Loan repayments under related party financing arrangement	(674,000)	-
Net cash provided by (used in) financing activities	4,285,473	(326,687)

Net increase in cash and cash equivalents	993,845	352,366

Cash and cash equivalents, beginning of period	444,612	1,274,160

Cash and cash equivalents, end of period	$1,438,457	$1,626,526

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$47,476	$574
Income taxes	$-	$-

Non-cash investing and financing activities:
Exchange of related party advances for Series C Preferred Stock	$389,502	$-
Exchange of investment in CenterCom for Series C Preferred Stock	$178,508	$-
Operating lease liability	$230,812	$-
Debt acquired in business combination	$-	$3,000,000
Exchange of Common Stock for Series C Preferred Stock	$-	$148,741

See accompanying notes to condensed consolidated financial statements

F-31

SURGE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2019

1	BUSINESS

The accompanying condensed consolidated financial statements include the accounts of Surge Holdings, Inc. (“Surge”), formerly Ksix Media Holdings, Inc., incorporated in Nevada on August 18, 2006, and its wholly owned subsidiaries, Ksix Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014; Ksix, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011; Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009; DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014; Surge Cryptocurrency Mining, Inc. (“Crypto”), formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); Surge Logics Inc (“Logics”), an Nevada corporation that was formed on October 2, 2018; and True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”), (collectively the “Company” or “we”). All significant intercompany balances and transactions have been eliminated in consolidation.

Recent Developments

As reported on Form 8-K filed with the SEC on April 16, 2018, on April 11, 2018, the Company closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Reorganization (the “Merger Agreement”) with True Wireless, Inc., an Oklahoma corporation (“TW”) dated as of April 11, 2018. At closing, in accordance with the Merger Agreement, TW merged with and into TW Acquisition Corporation, a Nevada corporation (“Merger Sub”), a wholly-owned subsidiary of Surge Holdings, Inc. (the “Merger”), with TW being the surviving corporation. As a result of the Merger, TW became a wholly-owned subsidiary of the Company.

As a result of the controlling financial interest of the former members of TW, for financial statement reporting purposes, the merger between the Company and TW has been treated as a reverse acquisition with TW deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of TW (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of TW which are recorded at their historical cost. The equity of the Company is the historical equity of TW retroactively restated to reflect the number of shares issued by the Company in the transaction. See Note 4.

On January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom Global, S.A. de C.V (“Centercom”). Centercom is a dynamic operations center currently providing Surge sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational support services. Anthony N. Nuzzo, a director and officer and a 10% shareholder of the Company’s voting equity has a controlling interest in CenterCom Global. Centercom also provides call center support for various third-party clients. Centercom is involved with:

●	On-boarding the SurgePays Portal into over 40,000 retail locations and subsequent ongoing white glove support;
●	Aggressively marketing the Company’s new “Free Wireless Service” program to substantially grow customer base while enhancing customer service;
●	Supporting the Company’s IT infrastructure including database management; and
●	Upselling-related FinTech products to our existing customer base to increase revenue.

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Business Overview

Surge Holdings, Inc. (“Surge Holdings” or “the Company”), incorporated in Nevada on August 18, 2006, is a company focused on Telecom, Media, and FinTech applications serving customers worldwide online and across social media, gaming and mobile platforms.

The Company’s current focus is the provision of financial and telecommunications services to the financially underserved (i.e. persons who have little or no access to credit) within the population. The Company provides a suite of services which are primarily marketed through small retail establishments which are utilized by members of its target market.

Commencing in 2018, the Company’s focus has significantly expanded to include the pursuit of the following business models:

Surge Telecom

SurgePhone Wireless offers discounted talk, text, and 4G LTE data wireless plans at prices that average 30% – 50% lower than competitors. Available nationwide, SurgePhone Wireless utilizes ad impression revenue to help offset and, in many cases, eliminate the monthly wireless plans for low income customers (free service for the customer is paid for by ad revenue). Additionally, SurgePhone also offers strategic discounts such as the Surge Heroes campaign that rewards teachers, first responders, active military and veterans with a free Android smartphone.

True Wireless is licensed to provide subsidized wireless service to qualifying low income customers in 5 states. Utilizing all 4 major USA wireless backbones, True Wireless provides discounted and free wireless service to over 25,000 veterans and other customers who qualify for certain federal programs such as SNAP (EBT) and Medicaid.

The SurgePhone Android Volt 5XL provides a large screen smartphone option to those unable to afford a more expensive phone.

Surge Fintech

SurgePays Visa is targeted for launch later in the third quarter of 2019. We believe this card could be life enhancing by serving as a virtual checking account for the unbanked, underbanked, credit challenged or those unable to access traditional financial services. The SurgePays card will offer safety, security and convenience of using the card anywhere that accepts Visa and customers will be able to load their card via direct deposit or loading cash directly at 110,000 locations nationwide. Customers will be able to access and manage their accounts from the connected app. In addition, customers will also be able to take a picture of their paycheck and load the cash to their cards (eliminating costly check cashing fees).

Surge Software

SurgePays Portal is a multi-purpose software interface for convenience stores, bodegas and other corner merchants providing goods and services to the underbanked community. The merchant or clerk is able to use the portal interface – similar to a website – with image driven navigation to add wireless minutes to any prepaid wireless carrier’s phone and access to other services such as bill payment and loading debit cards. We believe what makes SurgePays unique is that it also offers the merchant the ability to order wholesale goods through the portal with one touch ease. SurgePays is essentially a wholesale e-commerce storefront that allows manufactures and distribution companies to have access to merchants while cutting out the middleman. The goal of the SurgePays Portal is to provide as many commonly sold consumable products as possible to convenience stores, corner markets, bodegas, and supermarkets. These products include energy drinks, dry foods, frozen foods, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient e-commerce storefront.

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The Company is no longer engaged in any line of business involving cryptocurrencies or digital assets. The Company previously announced an intention to issue Surge Utility Tokens in the future. . The Company still plans on utilizing tokens as a reward program; however, these tokens will have no monetary value and will not involve cryptocurrency or blockchain technology. These tokens will not be able to be bought, sold, invested, or traded. Rather, these tokens will only be awarded by the Company to existing users of the Company’s products and will then only be able to be redeemed for rewards using a Surge Rewards website set up by the Company. The Company has not issued any Surge Utility Tokens to date and this name will not be utilized for any rewards tokens used as part of a future Surge Rewards program.

Surge Digital Media

Surge Logics is a full-service digital advertising agency, specializing in lead generation, Pay Per Call, landing page optimization and managed ad spending. Our primary media buying platforms are Google AdWords, Facebook, Instagram and Bing. We have a call center that can handle Live Call Transfers, Customer Service Support, Lead Verification and Attorney Case Support.

Lead generation describes the marketing process of stimulating and capturing interest in a product or service for the purpose of developing sales pipeline.

Pay-per-call (PPCall, also called cost-per-call) is an advertising model in which the rate paid by the advertiser is determined by the number of telephone calls made by viewers of an ad. Pay Per Call providers charge per call, per impression or per conversion.

Media buying is the process of buying media placements for advertising (on TV, in publications, on the radio, digital signage, apps or on websites).

A call center - centralized office used for receiving or transmitting a large volume of requests by telephone.

Centercom Global, S.A. de C.V.

On January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom Global, S.A. de C.V (“Centercom”). Centercom is a dynamic operations center currently providing Surge sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational support services. Anthony N. Nuzzo, a director and officer and a 10% shareholder of the Company’s voting equity has a controlling interest in CenterCom Global. Centercom also provides call center support for various third-party clients. Centercom is involved with:

●	On-boarding the SurgePays Portal into over 40,000 retail locations and subsequent ongoing white glove support;
●	Aggressively marketing the Company’s new “Free Wireless Service” program to substantially grow customer base while enhancing customer service;
●	Supporting the Company’s IT infrastructure including database management; and
●	Upselling-related FinTech products to our existing customer base to increase revenue.

Due to the fact that a director, officer, and minority owner of the Company has a controlling interest in CenterCom Global, the Company recorded its investment in Centercom of $178,508, which is the Company’s 40% ownership of Centercom’s net book value upon close of the completion of the transaction, as “Investment in Centercom” in long term assets on the accompanying condensed consolidated balance sheets. The Company recorded its equity interest in Centercom’s results of operations as “Gain on investment in Centercom” in other income (expense) on the accompanying condensed consolidated statements of income. The Company periodically reviews its investment in Centercom for impairment. Management has determined that no impairment was required as of June 30, 2019.

F-34

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2019 and the results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents, and accounts receivable. The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. Accounts receivables potentially subject the Company to concentrations of credit risk. Company closely monitors extensions of credit. Estimated credit losses have been recorded in the consolidated financial statements. Recent credit losses have been within management’s expectations. No customer accounted for more than 10% of revenues in 2019 or 2018.

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods: (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to Paragraph 323-10-05-5, the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at June 30, 2019 and December 31, 2018.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

F-35

Fair value measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

●	Level 1 — quoted prices in active markets for identical assets or liabilities.
●	Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.
●	Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

Revenue recognition

The Company adopted ASC 606 effective January 1, 2018 using the modified retrospective method which would require a cumulative effect adjustment for initially applying the new revenue standard as an adjustment to the opening balance of retained earnings and the comparative information would not require to be restated and continue to be reported under the accounting standards in effect for those periods.

Based on the Company’s analysis the Company did not identify a cumulative effect adjustment for initially applying the new revenue standards. The Company principally generates revenue through providing product, services and licensing revenue.

The adoption of ASC 606 represents a change in accounting principle that will more closely align revenue recognition with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

F-36

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of June 30, 2019 contained a significant financing component.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Income taxes

We use the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes”. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Through December 23, 2014, KSIX and BLVD operated as limited liability companies and all income and losses were passed through to the owners. Through October 12, 2015, DIQ operated as a limited liability company and all income and losses were passed through to its owner. Subsequent to the acquisition dates, these limited liability companies were owned by Surge and became subject to income tax.

Through April 1, 2018, TW operated as a limited liability company and all income and losses were passed through to the owners. In order to facilitate the merger discussed above, TW converted from a limited liability company to a Subchapter C Corporation.

F-37

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2016.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year’s presentation.

Recent accounting pronouncements

We have evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and find no recent accounting pronouncements that would have a material impact on the financial statements of the Company.

3	LIQUIDITY

The Company had a loss from operations of approximately $4.1 million for the six months ended June 30, 2019. As of June 30, 2019, we had cash and working capital deficit of approximately $1.4 million and $1.5 million, respectively.

Management made a decision to expedite product rollouts in order to ramp up revenue in 2019 and beyond. As part of this strategy, the Company rolled out the SurgePays software platform to the AATAC network of 40,000 retail locations. This includes placement orders of 250,000 Androids and 500,000 Sim Starter kits over the course of the multi-phase rollout. The Company is in the first phase of the rollout, during which it expects to initially fulfil $2,800,000 in purchase orders of Androids and Sim Starter kits during Quarter 3.

In addition, management made the decision to expedite programming, software development and integration to enable to launch of the SurgePays Prepaid Visa card in Quarter 3.

To support the significant growth inflection, we have reorganized our human resources department, including building the administrative, legal and finance office in Bartlett, and the operations center in El Salvador (which will be able to host 300 employees). We believe the Company now has the ability to support this exponential growth, which was a major goal for fiscal year 2019. Lastly, we have significantly restructured our balance sheet to be an effective platform for growth as we continue to work towards listing on the Nasdaq Capital Market.

These factors, among others, were addressed by management in determining whether the Company could continue as a going concern. The Company projects that it should be cash flow positive by the end of fiscal year 2019 from ongoing operations by the combination of increased cash flow from its current subsidiaries, as well as restructuring our current debt burden. The Company has executed an agreement with a FINRA licensed broker, as well as several institutional investors, to bring in equity investments to pay down existing debt obligations, cover short term shortfalls, meet the shareholders equity requirements for Nasdaq, and complete proposed acquisitions. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. While management believes it is more likely than not the Company has the ability to continue as a going concern, this is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses.

Additionally, if necessary, based on the Company’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions, management believes that debt and/or equity financing can be obtained from both related parties (management and members of the Board of Directors of the Company) and external sources. Therefore, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

4	MERGER AGREEMENT

As discussed in Note 1, the Company closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Reorganization (the “Merger Agreement”) with True Wireless, Inc., an Oklahoma corporation (“TW”) dated as of April 11, 2018. At closing, in accordance with the Merger Agreement, TW merged with and into TW Acquisition Corporation, a Nevada corporation (“Merger Sub”), a wholly-owned subsidiary of Surge Holdings, Inc. (the “Merger”), with TW being the surviving corporation. As a result of the Merger, TW became a wholly-owned subsidiary of the Company.

F-38

Pursuant to the terms of the Merger Agreement, TW, Inc. merged into Acquisition Sub in a transaction where TW, Inc. was the surviving company and become a wholly-owned subsidiary of the Company. The transaction was structured as a tax-free reverse triangular merger. In addition to the 12,000,000 shares of Company Common Stock and $500,000 cash which has been previously paid to the shareholders of TW, at the closing of the merger transaction, the shareholders of TW received the following as additional merger consideration:

● 152,555,416 shares of newly-issued Company Common Stock, which will gave the shareholders of TW, on a proforma basis, a 69.5% interest in the Company’s total Common Shares.

● An additional number of shares of Company Common Stock, if any, which were necessary to vest 69.5% of the aggregate issued and outstanding Common Stock in the shareholders of TW at the Closing.

● A Promissory Note in the original face amount of $3,000,000, bearing interest at 3% per annum maturing on December 31, 2018.

● 3,000,000 shares of newly-issued Company Series A Preferred Stock

Following the closing of the merger transaction the Company’s investment in TW consisted of the following:

	Shares	Amount
Consideration paid prior to Closing:
Cash paid		$500,000
Common stock issued	12,000,000	1,200,000
Total consideration paid	12,000,000	$1,700,000
Consideration paid at Closing:
Common stock to be issued at closing (1)	152,555,416	$60,683,006
Series A Preferred Stock to be issued at closing	3,000,000	120,000
Note payable due December 31, 2018		3,000,000
Total consideration to be paid		$63,803,006

Total consideration		$65,503,006

(1)	The Common Shares issued at closing of the Merger Transaction had a closing price of approximately $0.40 per share on the date of the transaction.

Following the closing of the transaction, TW’s financial statements as of the Closing were consolidated with the Consolidated Financial Statements of the Company.

The following presents the unaudited pro-forma combined results of operations of the Company with the TW Business as if the entities were combined on January 1, 2018.

Six Months Ended
June 30, 2018
Revenues, net	$7,927,317
Net loss	$(237,332)
Net loss per share	$(0.00)
Weighted average number of shares outstanding	76,206,307

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisitions been completed as of January 1, 2018 or to project potential operating results as of any future date or for any future periods.

F-39

The Company consolidated TW as of the closing date of the agreement, and the results of operations of the Company include that of TW.

5	PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation, consisted of the following:

	June 30, 2019	December 31, 2018
Computer Equipment	$11,263	$11,263
Furniture and Fixtures	7,996	7,996
Leasehold Improvements	25,513	25,513
	44,771	44,771
Less: Accumulated Depreciation	(16,580)	(13,782)
	$28,191	$30,990

Depreciation expense was $2,798 and $2,281 for the six months ended June 30, 2019 and 2018, respectively.

6	CRYPTOCURRENCY ASSET SALE

In December 2018, the Company executed an agreement with a related party for the sale of Cryptocurrency assets for proceeds of $891,192. In exchange for the purchased assets with a net book value of $523,743, the related party would assume the liabilities of the entity consisting of accounts payable of $40,235 and outstanding debt and accrued interest of $808,600. The Company recognized a gain on sale totaling $273,453.

7	CREDIT CARD LIABILITY

The Company previously utilized a credit card issued in the name of DIQ to pay for certain of its trade obligations. During the six months ended June 30, 2019, the Company utilized a credit card issued in the name of Surge Holdings, Inc. to pay certain trade obligations totaling $854,685. At June 30, 2019 and December 31, 2018, the Company’s total credit card liability was $516,956 and $394,840, respectively.

8	NOTES PAYABLE – RELATED PARTY

In December 2018, the Company executed a promissory note payable agreement with SMDMM Funding, LLC, an entity that is owned by the Company’s chief executive officer. The promissory note was for a principal sum up to $1.0 million at an annual interest rate of 6%, due on December 27, 2021. As of June 30, 2019, the Company drew advances on the note totaling $1,859,000. As part of the Cryptocurrency transaction discussed in Note 6 above, $80,000 of the outstanding balance under the promissory note was assumed by the purchaser. During the six months ended June 30, 2019, the Company made principal and accrued interest payments of $674,000 and $25,955, respectively. The outstanding principal balance under the promissory note due to SMDMM was $1,105,000 and $680,000 at June 30, 2019 and December 31, 2018, respectively. Accrued interest owed to SMDMM was $16,430 and $10,718 at June 30, 2019 and December 31, 2018, respectively.

9	NOTES PAYABLE AND LONG-TERM DEBT

As of June 30, 2019 and December 31, 2018, notes payable and long-term debt consists of:

	June 30, 2019	December 31, 2018
Note payable to former officer due in four equal annual installments of $25,313 on April 28 of each year; past due in 2016 and 2017; accruing interest at 6% per annum since April 28, 2016 on the past due portion	$20,000	$70,000
Notes payable to seller of DigitizeIQ, LLC due as noted below [1]	485,000	485,000
Convertible note payable to River North Equity LLC dated July 13, 2016 with interest at 10% per annum; due April 13, 2017; convertible into common stock [2]	27,500	27,500
	$532,500	$582,500

F-40

[1]	Notes due seller of DigitizeIQ, LLC includes a series of notes as follows:

●	A second non-interest-bearing Promissory Note made payable to the Seller in the amount of $250,000, which was due on January 12, 2016; (Balance at June 30, 2019 and December 31, 2018 - $235,000).

●	A third non-interest-bearing Promissory Note made payable to the Seller in the amount of $250,000, which was due on March 12, 2016 and remains unpaid as of June 30, 2019.

The Company is renegotiating the terms of the notes. The notes bear interest at 5% per annum when in default (after the due date). The notes were non-interest bearing until due. Accordingly, a debt discount at 5% per annum was calculated for the notes and was amortized to interest expense until the due date of the notes.

2 Convertible note payable to River North Equity, LLC (“RNE”) - The Company evaluated the embedded conversion for derivative treatment and recorded an initial derivative liability and debt discount of $23,190. The debt discount is fully amortized.

Derivative liability

The Company has determined that the conversion feature embedded in the notes referred to above that contain a potential variable conversion amount constitutes a derivative which has been bifurcated from the note and recorded as a derivative liability, with a corresponding discount recorded to the associated debt. The excess of the derivative value over the face amount of the note, if any, is recorded immediately to interest expense at inception. As noted above, the Company reached an agreement with a debt holder to convert outstanding debt and interest into shares of common stock. As a result, the Company wrote-off the existing derivative liability of $34,556. In addition, the Company wrote-off outstanding principal balance on the note totaling $32,547.

NOTE 10.	LEASES

The Company determines if an arrangement contains a lease at inception. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company’s leases consist of leaseholds on office and call center space. The Company utilized a portfolio approach in determining the discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and the Company’s estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company also considered its recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating the incremental borrowing rates.

The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option. These operating leases contain renewal options for periods ranging from three to five years that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

F-41

Leases with a term of 12 months or less are not recorded on the balance sheet, per the election of the practical expedient noted above.

The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

The components of lease expense were as follows:

Six Months Ended June 30, 2019

Operating leases	22,040
Interest on lease liabilities	2,642
Total net lease cost	22,682

Supplemental balance sheet information related to leases was as follows:

June 30, 2019
Operating leases:
Operating lease ROU assets	$213,414

Current operating lease liabilities, included in current liabilities	$33,080
Noncurrent operating lease liabilities, included in long-term liabilities	180,334
Total operating lease liabilities	$213,414

Supplemental cash flow and other information related to leases was as follows:

Six Months Ended June 30, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$17,398
ROU assets obtained in exchange for lease liabilities:
Operating leases	$230,812

Weighted average remaining lease term (in years):
Operating leases	2.3
Weighted average discount rate:
Operating leases	5%

F-42

Total future minimum payments required under the lease obligations as of June 30, 2019 are as follows:

Twelve Months Ending December 31,
2019 (thereafter)	$33,080
2020	80,160
2021	80,160
2022	20,014
Total lease payments	$213,414
Less: amounts representing interest	(14,027)
Total lease obligations	$199,387

11	LINE OF CREDIT

On January 25, 2018 the Company obtained a $500,000 line of credit (LOC) with a Bank. The LOC bears interest at 5% per annum and is secured by essentially all of the Company’s assets. The note is personally guaranteed by the owner of the majority of the Company’s voting shares. On December 21, 2018, the Company and the bank agreed to increase the LOC to $1,000,000 at an interest rate of 6% per annum. During the six months ended June 30, 2019, total advances and repayments under the LOC were $1,130,973 and $203,000, respectively. As of June 30, 2019 and December 31, 2018, the outstanding balance on the LOC was $927,973 and $0, respectively.

12	STOCKHOLDERS’ EQUITY

Preferred Stock

Series “A” Preferred Stock

As of June 30, 2019 and December 31, 2018, there were 13,000,000 shares of Series A issued and outstanding.

Series “C” Convertible Preferred Stock

As discussed above in Note 1, on January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom. Upon execution of the agreement, the Company issued 72,000 shares of Preferred C stock (convertible into 18,000,000 shares of common stock) to a director, officer and minority owner of the Company who has a controlling interest in Centercom. The Company recorded its investment in Centercom of $178,508, which is the Company’s 40% ownership of Centercom’s net book value upon close of the completion of the transaction, as “Investment in Centercom” in long term assets on the accompanying condensed consolidated balance sheets.

On February 15, 2019, Carter Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock.

As of June 30, 2019 and December 31, 2018, there were 721,598 and 643,366 shares of Series C issued and outstanding, respectively.

Common Stock

On February 14, 2019, the Company granted a consultant 21,000 restricted shares for services rendered.

F-43

On March 27, 2019, the Company reached a settlement with a consultant to issue 875,000 shares for services rendered. Upon execution of the settlement, the Company recorded a loss on settlement of $507,500.

During the six months ended June 30, 2019, the Company sold an aggregate of 8,521,427 shares of common stock and 4,036,422 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.75, resulting in gross proceeds to the Company of $2,892,500.

During the six months ended June 30, 2019, the Company recorded total stock-based compensation expense of $189,450 in relation to shares issued for services.

As of June 30, 2019 and December 31, 2018, there were 97,988,818 and 88,046,391 shares of Common Stock issued and outstanding, respectively.

Stock Warrants

On February 15, 2019, the Company executed a consulting agreement with a third party for professional services. Upon execution of the agreement, the Company agreed to issue 100,000 warrants to purchase the Company’s common stock with an exercise price of $3.00 per share, a term of 3 years, and immediate vesting. In addition, the consultant is eligible to receive 150,000 warrants upon achievement of certain milestones as discussed in the agreement.

The 250,000 warrants to be issued upon execution have an aggregated fair value of approximately $30,782 that was calculated using the Black-Scholes option-pricing model based on the assumptions below.

June 30, 2019
Risk-free interest rate	2.50%
Expected life of grants	3 years
Expected volatility of underlying stock	168.71%
Dividends	0%

The estimated warrant life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

During the six months ended June 30, 2019, the Company recorded total stock-based compensation expense related to the warrants of approximately $33,673. The unrecognized compensation expense at June 30, 2019 was approximately $0.

13	RELATED PARTY TRANSACTIONS

The Company’s former chief executive officer has advanced the Company various amounts on a non-interest-bearing basis, which is being used for working capital. The advance has no fixed maturity. As noted, Mr. Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock. As of June 30, 2019 and December 31, 2018, the outstanding balance due was $0 and $389,502, respectively.

For the six months ended June 30, 2019 and 2018, outsourced management services fees of $510,000 was paid to Axia Management, LLC (“Axia”) as compensation for services provided. These costs are included in Selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. Axia is owned by the majority owner of the Company.

At June 30, 2019 and December 31, 2018, the Company had trade payables to Axia of $181,005 and $66,535, respectively.

For the six months ended June 30, 2019 and 2018, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $308,237 and $602,265, respectively. These costs are included in Cost of revenue in the Condensed Consolidated Statements of Operations. The owner of the majority of the Company’s voting shares is a minority owner of 321 Communications.

F-44

At June 30, 2019 and December 31, 2018, the Company had trade payables to 321 Communications of $55,725 and $52,161, respectively.

The Company contracted with CenterCom Global, S.A. de C.V. (“CenterCom Global”) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Billings for these services in the six months ended June 30, 2019 and 2018 were $1,163,935 and $1,095,651, respectively, and are included in Cost of revenue in the Condensed Consolidated Statements of Operations. A director, officer, and minority owner of the Company has a controlling interest in CenterCom Global. As discussed in Note 1, on January 17, 2019 the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom for $178,508, the Company’s ownership percentage of the net book value of Centercom upon completion of the transaction.

At June 30, 2019 and December 31, 2018, the Company had trade payables to CenterCom Global of $203,096 and $175,000, respectively.

See Note 5 for long-term debt due to related parties.

14	COMMITMENTS AND CONTINGENCIES

On November 1, 2013, The Federal Communications Commission (“FCC”) issued a Notice of Apparent Liability for Forfeiture to the Company for requesting and/or receiving support for ineligible subscriber lines between the months of October 2012 and May 2013 and proposed a monetary forfeiture of $5,501,285. The Company has annual compliance audits with FCC approved audit firms that have found no compliance deficiencies. Management believes the proposed monetary forfeiture is without merit and if anything should result from this notice, the amount would not materially affect the financial position of the Company.

In October 2018, the Company signed an agreement with Pastime Foods (“Pastime”) in order to expand the Company’s distribution network for its SurgePays portal. The agreement will initiate distribution and sales to over 15,000 convenience and retail locations with a long-term target of greater than 40,000 locations. According to the agreement, Pastime commits to selling more than an average required minimum of $1,500 of monthly sales revenue per location. The Company will fund the initial placement costs and expenses with a total initial advance of $190,000 as well as fees of $10,000. Any advances will be offset by the sharing of distribution revenues for shipments paid by retailers directly to Pastime and the Company. The sharing percentage will be 100% of the net distribution profit until the advances have been covered. As of December 31, 2018, the outstanding receivable due to the Company pursuant to the agreement is $190,000 and is shown as Note Receivable on the consolidated balance sheet.

In November 2018, the Company entered into a settlement agreement with West Publishing Corporation (“West”) to remedy an outstanding civil action filed by West. Pursuant to the agreement, the Company will pay West the principal amount of $125,000 plus interest accruing at the annual rate of 7%.

As of June 30, 2019, all payments were made as required in the settlement agreement.

15	SEGMENT INFORMATION

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

F-45

The Company evaluated performance of its operating segments based on revenue and operating profit (loss). Segment information for the three and six months ended June 30, 2019 and 2018 and as of June 30, 2019 and December 31, 2018, are as follows:

	Surge	TW	Total
Three Months ended June 30, 2019
Revenue	$2,169,349	$1,285,071	$3,454,420
Cost of revenue	(1,552,073)	(759,682)	(2,311,755)
Gross margin	617,276	525,389	1,142,665
Costs and expenses	(2,687,959)	(986,410)	(3,674,369)
Operating income (loss)	(2,070,683)	(461,021)	(2,531,704)

Three Months ended June 30, 2018
Revenue	$735,214	$3,430,898	$3,430,898
Cost of revenue	(615,008)	(1,751,067)	(1,751,067)
Gross margin	120,206	1,679,831	1,679,831
Costs and expenses	(770,267)	(1,271,311)	(1,271,311)
Operating income	(650,061)	408,520	408,520

Six Months ended June 30, 2019
Revenue	$3,311,101	$4,082,093	$7,393,194
Cost of revenue	(2,291,481)	(2,499,841)	(4,791,322)
Gross margin	1,019,620	1,582,252	2,601,872
Costs and expenses	(4,235,154)	(2,010,534)	(6,245,688)
Operating income (loss)	(3,215,534)	(428,282)	(3,643,816)

Six Months ended June 30, 2018
Revenue	$735,214	$6,750,349	$7,485,563
Cost of revenue	(615,008)	(3,305,262)	(3,920,270)
Gross margin	120,206	3,445,087	3,565,293
Costs and expenses	(770,267)	(2,578,697)	(3,348,964)
Operating income	(650,061)	866,390	216,329

June 30, 2019
Total assets	$2,363,611	$2,884,690	$5,248,301
Total liabilities	3,492,424	3,580,595	7,073,019

December 31, 2018
Total assets	$947,550	$3,136,768	$4,084,318
Total liabilities	2,694,258	3,378,293	6,072,551

16	SUBSEQUENT EVENTS

There have been no subsequent events through August 14, 2019, the date these financial statements were available to be issued, that require recognition or disclosure in such financial statements.

F-46

Shares of Common Stock

The date of this prospectus is _______, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the Common Stock being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

Amount to be Paid
SEC Registration Fees		$1,398.80
FINRA Fees		*
Printing and Engraving Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent Fees		*
Miscellaneous		*
Total	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

51

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

52

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

During the six months ended June 30, 2019, the Company sold an aggregate of 8,521,427 shares of common stock and 4,036,422 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.75, resulting in gross proceeds to the Company of $2,892,500.

In July 2018, the Company issued an aggregate of 1,156,587 shares of Common Stock valued at $0.20 per share to nine parties in settlement of certain disputes between TW and Benson Communications, S.A. de C.V. The settlement had been previously reached on September 29, 2017.

As noted in Note 8 to our consolidated financial statements, in August 2018, Company reached a settlement with the debt holder and issued 2,175,000 in full settlement of the outstanding debt totaling $435,000.

On June 29, 2018, each of Kevin Brian Cox (“Cox”) and Thirteen Nevada LLC (“13”) entered into separate Exchange Agreements with the Company whereby the agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly-issued Company Series C Convertible Preferred Stock.

On June 29, 2018, each of Kevin Brian Cox, the Company’s Chief Executive Officer, and Thirteen Nevada LLC entered into separate Exchange Agreements with the Company whereby the Shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly-issued Company Series C Convertible Preferred Stock.

On June 29, 2018, each of Kevin Brian Cox (“Cox”) and Thirteen Nevada LLC (“13”) (Cox and 13 are hereinafter sometimes referred to as the “Shareholders”) entered into separate Exchange Agreements with the Company whereby the shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly-issued Company Series C Convertible Preferred Stock. Specifically, Cox exchanged 138,741,531 shares of Company Common Stock for 554,966 shares of Series C Convertible Preferred Stock and 13 exchanged 10,000,000 shares of Company Common Stock for 40,000 shares of Series C Convertible Preferred Stock.

On April 25, 2018, the Company issued an aggregate of 480,000 shares of Common Stock to two consultants valued at $0.27 per share.

53

On April 11, 2018, the Company issued 152,555,416 shares of Common Stock as consideration for the True Wireless, Inc. merger. As discussed in Note 1 to our consolidated financial statements, the equity of the Company is the historical equity of TW retroactively restated to reflect the number of shares issued by the Company in the transaction. These common shares were recorded as a retroactive 2017 transaction as incentive to complete the merger.

On March 8, 2018, the Company granted a consultant 48,000 restricted shares for services rendered.

On August 10, 2017, the Company entered into a Subscription Agreement with Raymond Lacrouts for the sale of 300,000 shares of the Company’s common stock and Warrants to purchase 150,000 shares of Company common stock at $0.50 per share for a period of 36 months following the closing of the transaction contemplated by the Subscription Agreement.

On or about August 17, 2016, we entered into a 12 month “Consulting Agreement” with Kevin Fickle (the “Fickle Agreement”) regarding strategic partnerships, business advisory services, management consulting, board placement services, and introductions to technical consultants. Upon execution of the Fickle Agreement, the Company was obligated to issue to Mr. Fickle 1,000,000 shares of Common Stock restricted in accordance with Rule 144, in exchange for the $10,000 USD in services rendered (the “Fickle Stock”). The issuance of the Fickle Stock will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. Mr. Fickle is a sophisticated investor, familiar with our corporate operations, and there was no general solicitation. This transaction was approved by Written Consent of the Board of Directors through authority set forth in our Articles of Incorporation, corporate bylaws, and §78.315 of the Nevada Revised Statutes The Fickle Stock has yet to be issued. Pursuant to the Consulting Agreement, the Fickle Stock when issued will be fully paid and non-assessable.

As stated, the shares of unregistered common stock described above were issued in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering, or Rule 506(b) of Regulation D promulgated under such same said section. In particular, our Company confirmed that with respect to the exemption claimed under Regulation D, Rule 506(b) and Section 4(2) of the Securities Act of1933, that:

i. The purchaser referred to above gave written assurance of investment intent without a view for resale and certificates for shares sold to each purchaser shall bear a restrictive resale legend consistent with such investment intent and restricting transfer;

ii. Sales were made to a limited number of persons and no general solicitation to the public was made in connection with such sales;

iii. The purchaser represented in writing that he had sufficient sophistication to evaluate the investment and could afford to lose their entire investment without adversely affecting their lifestyle;

iv. Neither our company nor any person acting on our behalf offered or sold shares by means of any form of general solicitation or general advertising;

v. The purchaser represented in writing that they acquired the shares for his own account; and

vi. The Purchaser has been placed on notice that the securities purchased will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.

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Item 16. Exhibits and Financial Statement Schedules

(a)	EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
2.1	Agreement and Plan of Reorganization, dated April 11, by and among Surge Holdings, Inc., , True Wireless Acquisition, Inc., True Wireless, Inc., and Kevin Brian Cox	8-K	2.1	04/16/2018
3.1	Articles of Incorporation	SB-2	3.1	03/14/2007
3.2	Certificate of Amendment to Articles of Incorporation	10-K/A	3.1	05/14/2013
3.3	Certificate of Amendment to Articles of Incorporation	8-K/A	3.1	12/11/2015
3.4	Certificate of Designation of Series A Preferred Stock	8-K	10.1	08/01/2016
3.5	Amendment to Certificate of Designation for Series A Convertible Preferred Stock				X
3.6	Certificate of Designation for Series C Convertible Preferred Stock	8-K	4.1	07/10/2018
3.7	Amendment to Certificate of Designation for Series C Convertible Preferred Stock				X
3.8	Bylaws	SB-2	3.2	03/14/2007
3.9	Amended Bylaws	10-K/A	3.2	05/14/2013
3.10	Amended Bylaws	8-K/A	3.2	12/11/2015
5.1*	Legal Opinion of Lucosky Brookman LLP
10.1+	Employment Agreement, dated January 1, 2019, by and between Surge Holdings, Inc. and Carter M. Matzinger				X
10.2+	Consulting Agreement, dated September 25, 2017, by and between KSIX MEDIA HOLDINGS, INC. and David C. Ansani				X
10.3	Asset Purchase Agreement, dated December 31, 2018, by and between Surge Cryptocurrency Mining, Inc. and DataWolf Technology Centers, LLC				X
10.4+	Director Agreement, dated July 17, 2019, by and between Surge Holdings, Inc. and David N. Keys	8-K	10.1	07/24/2019
10.5+	Director and Officer Indemnification Agreement, dated July 17, 2019, by and between Surge Holdings, Inc. and David N. Keys	8-K	10.2	07/24/2019
21.1	List of Subsidiaries				X
23.1	Consent of Rodefer Moss & Co, PLLC				X
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

* To be filed by amendment.

+ Indicates management contract or compensatory plan

(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bartlett, Tennessee, on September 12, 2019.

Surge Holdings, Inc.

By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Principal Executive Officer

By:	/s/ Brian M. Speck
Brian M. Speck
Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin Brian Cox	Principal Executive Officer	September 12, 2019
Kevin Brian Cox

/s/ Brian M. Speck	Principal Financial and Accounting Officer	September 12, 2019
Brian M. Speck

/s/ David C. Ansani	Director	September 12, 2019
David C. Ansani

/s/ Carter Matzinger	Director	September 12, 2019
Carter Matzinger

/s/ Anthony P. Nuzzo	Director	September 12, 2019
Anthony P. Nuzzo

/s/ David N. Keys	Director	September 12, 2019
David N. Keys

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